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2003
Notice of Annual Meeting
and
Proxy Statement

Wednesday, June 11, 2003
at 9:30 a.m. local time
Savannah International Trade & Convention Center
One International Drive
Savannah, Georgia 31402

NOTICE OF MEETING

         The 118th Annual Meeting of Shareowners of AT&T Corp. (the Company) will be held at the Savannah International Trade & Convention Center,  One International Drive, Savannah, Georgia, on Wednesday, June 11, 2003, at 9:30 a.m. local time, for the following purposes:

  •
  to elect nine directors;

  •
  to ratify the appointment by the Audit Committee of independent auditors to examine the Company's accounts; and

  •
  to conduct any other business, including shareowner proposals, as may properly come before the meeting or any adjournment or postponement of the meeting.

        Shareowners at the close of business on April 17, 2003, are entitled to vote their proxies. Only shareowners with an admission ticket or proof of stock ownership will be admitted to the meeting.

Robert S. Feit Vice President – Law and Secretary

April 17, 2003

                          One AT&T Way
                          Bedminster, NJ 07921-0752

David W. Dorman
Chairman of the Board

April 17, 2003

Dear Shareowner:

        It is a pleasure to invite you to our Company's 2003 Annual Meeting of Shareowners in Savannah, Georgia on Wednesday, June 11, 2003, beginning at 9:30 a.m. local time, at the Savannah International Trade & Covention Center. This will be AT&T's 118th Annual Meeting of Shareowners. If you plan to join us at the meeting, an admission ticket will be required and is attached to the proxy card. For your convenience, a map of the area and directions to the Convention Center are printed on the back inside cover of the proxy statement.

        Whether you own a few or many shares of stock and whether or not you plan to attend, it is important that your shares be voted on matters that come before the meeting. Registered and many broker-managed shareowners can vote their shares by using a toll-free telephone number or the Internet. Instructions for using these convenient services are provided on the proxy card. Of course, you may still vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it in the envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the Directors' recommendations.

        I look forward to seeing you on June 11 in Savannah.

                  Sincerely,

PROXY STATEMENT

i

INFORMATION ABOUT THE MEETING AND VOTING

When were proxy materials mailed?

        This proxy statement and proxy card were first mailed on or about April 17, 2003, to owners of voting shares of AT&T in connection with the solicitation of proxies by the AT&T Board of Directors (the Board) for the 2003 Annual Meeting of Shareowners in Savannah, Georgia. Proxies are solicited to give all shareowners of record at the close of business on April 17, 2003, an opportunity to vote on matters that come before the annual meeting. This procedure is necessary because shareowners live in all U.S. states and abroad and most will not be able to attend.

What am I voting on?

        The Board is soliciting your vote for:

  •
  election of nine directors;

  •
  ratification of the appointment by the Audit Committee of independent accountants to audit the Company's accounts; and

  •
  action upon such other matters, including shareowner proposals, as may properly come before the meeting or any adjournment or postponement of the meeting.

Who is entitled to vote?

        Shareowners of record at the close of business on April 17, 2003 (record date), are entitled to vote on matters that come before the meeting. Shares can be voted only if the shareowner is present in person or is represented by proxy.

How many votes do I have?

        Each share of AT&T common stock that you own as of the record date entitles you to one vote. On January 1, 2003, there were 783,036,670 outstanding shares of AT&T common stock.

How do I vote?

        All shareowners may vote by mail. Registered shareowners who own their shares in their own name and most beneficial shareowners who own shares through a bank or broker also may vote by telephone or the Internet. If one of these options is available to you, we strongly encourage you to use it because it is faster and less costly. Registered shareowners can vote by telephone by calling 1-800-273-1174 or on the Internet at http://att.proxyvoting.com. You will need the Control Number located above your name and address in the lower left section of the proxy card to vote by telephone or the Internet. This Control Number is designed to verify shareowners' identities and allow them to vote their shares and confirm that their voting instructions have been properly recorded. To vote by mail, please sign, date, and mail your proxy card in the envelope provided.

        If you own your shares through a bank or broker, you should follow the separate instructions they provide you. Although most banks and brokers now offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements.

        For participants in the AT&T Shareowner Dividend Reinvestment and Stock Purchase Plan or the AT&T Amended 1996 Employee Stock Purchase Plan, your shares will be voted as you specify on your proxy card and will not be voted if the proxy card is not returned or if you do not vote by telephone or the Internet. For employee shareowners participating in the AT&T Long Term Savings Plan for Management Employees, the AT&T Long Term Savings and Security Plan, the AT&T Retirement Savings and Profit Sharing Plan, the AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management Employees, or the AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan, your shares will be voted as you specify on your proxy card. If your proxy card is not returned or if you do not vote by telephone or the Internet, the Trustee of each plan will vote your shares in the same proportion as the shares for which instructions were received from all other participants in that plan. If you wish to abstain from voting on any matter, you must indicate this when you vote by proxy card, telephone, or the Internet.

        If you attend the annual meeting in person, you may request a ballot when you arrive. If your shares are held in the name of your bank, broker, or other nominee, you need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on April 17, 2003, the record date for voting.

Does the Company have a policy for confidential voting?

        AT&T has a confidential voting policy. All proxies and other voting materials, including telephone and Internet voting, are kept confidential and are not disclosed to the Company or its officers and directors, subject to standard exceptions. Such documents are available for examination only by the inspector of election and certain personnel associated with processing proxy cards and tabulating the vote. One independent inspector of election, an officer of IVS Associates, Inc., has been appointed.

What if I return my proxy but do not mark it to show how I am voting?

        If your proxy card is signed and returned without specifying your choices, the shares will be voted as recommended by the Board.

What if other items come up at the annual meeting and I am not there to vote?

        When you return a signed and dated proxy card or provide your voting instructions by telephone or the Internet, you give the Proxy Committee (the members of which are listed on your proxy card) the discretionary authority to vote on your behalf on any other matter that is properly brought before the annual meeting.

Can I change my vote?

        You can change your vote by revoking your proxy at any time before it is exercised in one of four ways:

  •
  notify the AT&T Corporate Secretary in writing before the annual meeting that you are revoking your proxy;

  •
  submit another proxy with a later date;

  •
  vote again by telephone or the Internet; or

  •
  vote in person at the annual meeting.

What does it mean if I receive more than one proxy card?

        Your shares are likely registered differently or are in more than one account. You should vote each of your accounts by telephone, the Internet, or mail. If you mail your proxy cards, please sign, date, and return each proxy card to guarantee that all of your shares are voted. If you wish to combine your shareowner accounts in the future, you should contact our transfer agent, EquiServe, at 1-800-348-8288. Combining accounts reduces excess printing and mailing costs, resulting in savings for the Company which benefits you as a shareowner.

Why did I receive only one set of proxy materials although there are multiple shareowners at my address?

        In accordance with a notice sent to eligible shareowners who share a single address, we are sending only one set of proxy materials to that address unless we receive instructions to the contrary from any shareowner at that address. This practice, known as householding, is used to reduce our printing and postage costs. If a shareowner of record residing at such an address wishes to receive a separate set of proxy materials in the future, he or she may contact our transfer agent at 1-800-348-8288, or by e-mail to att@equiserve.com, or write to EquiServe, P.O. Box 43007, Providence, RI 02940-3007. If you are a shareowner of record who receives multiple copies of our proxy materials, you can request householding by contacting us in the same manner. If you own shares through a bank, broker, or other nominee, you can request householding by contacting the nominee.

What constitutes a quorum?

        The presence of the owners of 40 percent of the shares entitled to vote at the annual meeting constitutes a quorum. Presence may be in person or by proxy. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or the Internet, or if you vote at the annual meeting.

        Abstentions and broker "non-votes" are counted as present and entitled to vote for determining a quorum. A broker "non-vote" occurs when a bank or broker holding shares for a beneficial shareowner does not vote on a particular proposal because the bank or broker does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial shareowner.

What vote is required to approve each proposal?

        Election of Directors:    The nine nominees who receive the most votes will be elected. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

        Ratification of Independent Auditors:    This proposal requires the affirmative vote of a majority of the votes cast. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

        Shareowner Proposals:    Approval of shareowner proposals requires the affirmative vote of a majority of the votes cast. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

What are the Board's Recommendations?

        The Board recommends a vote FOR Items 1 and 2, and AGAINST Items 3, 4, 5, and 6.

How do I access proxy materials on the Internet?

        Shareowners can access AT&T's Notice of Annual Meeting and Proxy Statement and annual report on the Internet on the AT&T Investor Relations Website at www.att.com/ir. For future shareowner meetings, registered shareowners can further save the Company expense by consenting to access their proxy statement and annual report electronically. You can choose this option by marking the "Electronic Access" box on your proxy card or by following the instructions provided when you vote by telephone or the Internet. If you choose this option, prior to each shareowner meeting you will receive your proxy card in the mail along with a notice of the meeting and instructions for voting by mail, telephone, or the Internet. You may select Electronic Access for each account held in your name. Your choice will remain in effect unless you revoke it by contacting our transfer agent, EquiServe, at 1-800-348-8288 or visiting the AT&T Investor Relations Website at www.att.com/ir.

How do I submit a shareowner proposal for next year's annual meeting?

        Shareowner proposals may be submitted for inclusion in AT&T's 2004 proxy statement after the 2003 annual meeting, but must be received no later than 5:00 p.m. EST on December 18, 2003. Proposals should be sent via registered, certified, or express mail to: Vice President – Law and Secretary, AT&T Corp., Room 3A123, One AT&T Way, Bedminster, New Jersey 07921-0752.

What do I need to do to attend the annual meeting?

        If you are a registered shareowner, you should use the admission ticket that is attached to your proxy card. If you will attend the meeting, please be sure to respond to the "I/We plan to attend the Annual Meeting" question when you vote. A beneficial shareowner may obtain an admission ticket in advance by sending a written request, with proof of ownership such as a bank or brokerage firm account statement, to: Manager – Proxy, AT&T Corp., Room 3A134, One AT&T Way, Bedminster, New Jersey 07921-0752.

        Shareowners who do not bring admission tickets to the meeting may be admitted upon verification of ownership at the admissions counter at the meeting site.

        If you attend the meeting, you may be asked to present valid government-issued photo identification, such as a driver's license or passport, before being admitted. Cameras, recording devices, and other electronic devices will not be permitted, and attendees may be subject to security inspections or other security precautions.

        The Savannah International Trade & Convention Center is fully accessible to disabled persons, and sign interpretation and wireless headsets will be available for our hearing-impaired shareowners.

        Highlights of the annual meeting will be available on the AT&T Investor Relations Website at www.att.com/ir.

INFORMATION ABOUT OUR BOARD

BOARD OF DIRECTORS

        The Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. However, in accordance with corporate legal principles, the Board is not involved in day-to-day operating matters. Members of the Board are kept informed of AT&T's business by participating in Board and committee meetings, by reviewing analyses and reports sent to them each month, and through discussions with the Chairman and other officers.

        The Board held 17 meetings and the committees held 25 meetings in 2002. The average attendance in the aggregate at the total number of meetings of the Board and the total number of committee meetings was 93%.

ELECTION OF DIRECTORS (Item 1 on Proxy Card)

        The AT&T Proxy Committee intends to vote for the election of the nine nominees listed on the following pages. These nominees have been selected by the Board on the recommendation of the Governance and Nominating Committee. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if you are voting by telephone or the Internet, follow the instructions provided when you vote. Directors will be elected by a plurality of the votes cast. Any shares not voted, whether by abstention, broker non-vote, or otherwise, have no impact on the vote.

        If at the time of the meeting one or more of the nominees have become unavailable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Governance and Nominating Committee or, if none, the size of the Board will be reduced. The Governance and Nominating Committee knows of no reason why any of the nominees will be unavailable or unable to serve.

        Directors elected at the annual meeting will hold office until the next annual meeting or until their successors have been elected and qualified. For each nominee there follows a brief listing of principal occupation for at least the past five years, other major affiliations, and age as of April 17, 2003.

NOMINEES FOR ELECTION AS DIRECTORS

Kenneth T. Derr	Age: 66	Director Since: 1995

        Mr. Derr is a retired Chairman of the Board and Chief Executive Officer of Chevron Corporation, an international oil company. He was Chairman and Chief Executive Officer from 1989 to 1999, Vice Chairman from 1985 to 1989, and Director from 1981 to 1999. Prior to that, Mr. Derr was President of Chevron USA Inc. from 1979 to 1984, Vice President from 1972 to 1979, and Assistant to the President from 1969 to 1972. Mr. Derr joined the Chevron Corporation in 1960. Mr. Derr also serves as a Director of the American Petroleum Institute, a member of The Business Council, Council on Foreign Relations, and the Board of Overseers of the Hoover Institution; Co-Chairman of the Committee to Encourage Corporate Philanthropy; Director of American Productivity and Quality Center; and Trustee Emeritus of Cornell University. Mr. Derr is a director at Citigroup Inc., Halliburton Company, and Calpine Corporation.

David W. Dorman	Age: 49	Director Since: 2002

        Mr. Dorman has been the Chairman of the Board and Chief Executive Officer of AT&T since November 2002. He was President of AT&T from 2000 to 2002 and the Chief Executive Officer of Concert, a former global venture created by AT&T and British Telecom, from 1999 to 2000. Mr. Dorman was Chairman, President, and Chief Executive Officer of PointCast Inc. from 1997 to 1999; Executive Vice President of SBC Communications Inc. in 1997; Chairman, President, and Chief Executive Officer of Pacific Bell from 1994 to 1997; and President of Sprint Business from 1990 to 1994. He served as a member of the President's Advisory Committee on High Performance

Computing and Communications, Information Technology, and the Next Generation Internet. Mr. Dorman is a director at Scientific Atlanta, Inc.

M. Kathryn Eickhoff	Age: 64	Director Since: 1987

        Ms. Eickhoff has been President of Eickhoff Economics, Inc., an economic consulting firm, since 1987. She is a past Associate Director for Economic Policy for the U.S. Office of Management and Budget (1985-1987) and the former Executive Vice President and Treasurer of Townsend-Greenspan & Co., Inc. (1962-1985). Ms. Eickhoff is a director at Pharmacia Corporation and Tenneco Automotive Inc.

Frank C. Herringer	Age: 60	Director Since: 2002

        Mr. Herringer has been Chairman of the Board of Transamerica Corporation, a financial services company, since 1995. He served as Chief Executive Officer from 1991 to 1999 and President from 1986 to 1999. From 1999 to May 2000, Mr. Herringer served on the Executive Board of Aegon N.V. and as Chairman of the Board of Aegon U.S.A. Mr. Herringer is a director at The Charles Schwab Corporation, Mirapoint Inc., and Unocal Corporation.

Amos B. Hostetter, Jr.	Age: 66	Director Since: 1999

        Mr. Hostetter is the Chairman of Pilot House Associates, LLC, a family investment company. He is the co-founder and former Chairman and Chief Executive Officer of Continental Cablevision, Inc. Mr. Hostetter is a former Chairman of the Board (1973-1974) and Director (1968-1998) of the National Cable Television Association and is a founding member and past Chairman of the Cable-Satellite Public Affairs Network (C-SPAN). He serves as a member of C-SPAN's Board and Executive Committee, Chairman of the Board of Trustees of Amherst College, and Trustee of the Museum of Fine Arts, Boston and of WGBH FM/TV, the public broadcasting stations in Boston.

Shirley Ann Jackson, Ph.D.	Age: 56	Director Since: 2001

        Dr. Jackson is the President of Rensselaer Polytechnic Institute (RPI). Prior to becoming President of RPI in 1999, Dr. Jackson was Chairman of the U.S. Nuclear Regulatory Commission (1995-1999), a Professor of Theoretical Physics at Rutgers University (1991-1995), and a theoretical physicist at the former AT&T Bell Laboratories (1975-1991). She serves as trustee of the Brookings Institution and also serves on the Executive Committee of the Council on Competitiveness, the Council of the Government-University-Industry Research Roundtable, the U.S. Comptroller General's Advisory Committee for the Government Accounting Office, and the Advisory Council for the Department of Energy National Nuclear Security Administration. Dr. Jackson was elected to the National Academy of Engineering in 2001. She is also a Fellow of the American Academy of Arts and Sciences and the American Physical Society, and a Life Member of the M.I.T. Corporation (Board of Trustees). She is President-Elect of the American Association for the Advancement of Sciences. Dr. Jackson is a director at Federal Express Corporation, Public Service Enterprise Group Incorporated, Sealed Air Corporation, Marathon Oil Corporation, United States Steel Corporation, Medtronic, Inc., and KeyCorp.

Jon C. Madonna	Age: 59	Director Since: 2002

        Mr. Madonna is a retired Chairman and Chief Executive Officer of KPMG, an international accounting and consulting firm. He was with KPMG for 28 years where he held numerous senior leadership positions throughout his career and served as Chairman from 1990 to1996. Subsequent to his retirement from KPMG, Mr. Madonna served as Vice Chairman of The Travelers Group, Inc. from 1997 to 1998 and President and Chief Executive Officer of Carlson Wagonlit Corporate Travel, Inc. from 1999 to 2000. He was Chief Executive Officer of DigitalThink, Inc. from 2001 to 2002, and he has been Chairman of DigitalThink, Inc. since April 2002. Mr. Madonna is a director at Albertson's, DigitalThink, Inc., Neuberger Berman Inc., Phelps Dodge Corporation, and Tidewater Inc.

Donald F. McHenry	Age: 66	Director Since: 1986

        Mr. McHenry has been a Distinguished Professor in the Practice of Diplomacy at the School of Foreign Service at Georgetown University, since 1981. He has also been President of IRC Group LLC, international relations consultants, since 1981. Mr. McHenry is a director at FleetBoston Financial Corporation, The Coca-Cola Company, International Paper Company, and GlaxoSmithKline plc (U.K.).

Tony L. White	Age: 56	Director Since: 2002

        Mr. White is Chairman of the Board, President, and Chief Executive Officer of Applera Corporation, a life sciences company. He was elected Chairman of the Board, President, and Chief Executive Officer of PE Corporation (renamed Applera Corporation) in 1995. Prior to that, he was Executive Vice President and a Member of the Office of the Chief Executive Officer at Baxter International Inc. from 1991 to 1995. Mr. White is a director at C.R. Bard and Ingersoll-Rand Company.

THE BOARD'S COMMITTEES AND THEIR FUNCTIONS

        The Board has established a number of committees, including the Audit Committee, the Compensation and Employee Benefits Committee, and the Governance and Nominating Committee, each of which is briefly described below. Another committee of the Board is the Proxy Committee whose members are listed on your proxy card. The Proxy Committee votes the shares represented by proxies at the annual meeting of shareowners.

        The Audit Committee assists the Board in maintaining the integrity of the Company's financial statements, and of its financial reporting processes and systems of internal audit controls, and the Company's compliance with legal and regulatory requirements, and in overseeing the Company's code of conduct and ethics policies. The Audit Committee reviews the scope of independent and internal audits and assesses the results. The Audit Committee meets with AT&T management to consider the adequacy of the internal controls and the objectivity of financial reporting. The committee also meets with the independent auditors and with appropriate AT&T financial personnel and internal auditors concerning these matters. The committee selects, compensates, and appoints AT&T's independent auditors. Both the internal auditors and the independent auditors periodically meet alone with the committee and always have unrestricted access to the committee. The committee, which currently consists of five independent non-employee directors, met 11 times in 2002.

        The Compensation and Employee Benefits Committee administers incentive compensation plans, including stock option plans, and advises the Board regarding employee benefit plans. The committee establishes the compensation structure for senior managers of AT&T, approves the compensation of senior executives of AT&T, and makes recommendations to the Board with respect to compensation of the Chief Executive Officer. The committee, which currently consists of five independent non-employee directors, met eight times in 2002.

        The Governance and Nominating Committee advises and makes recommendations to the Board on all matters concerning directorship and corporate governance practices, including compensation of directors and the selection of candidates as nominees for election as directors, and provides guidance with respect to matters of public policy. The committee, which currently consists of five independent non-employee directors, met six times in 2002. On February 22, 2003, the committee recommended to the Board the slate of directors for election at the 2003 Annual Meeting of Shareowners.

        In recommending Board candidates, the Governance and Nominating Committee seeks individuals of proven judgment and competence who are outstanding in their respective fields. The committee considers such factors as experience, education, employment history, special talents or personal attributes, anticipated participation in Board activities, and geographic and other diversity factors. Shareowners who wish to recommend qualified candidates should write to: Vice President – Law and Secretary, AT&T Corp., Room 3A123, One AT&T Way, Bedminster, NJ 07921-0752, stating in detail the qualifications of such persons for consideration by the committee.

        AT&T is committed to the highest standards of corporate governance and ethical behavior. On the recommendation of the Governance and Nominating Committee, the Board has adopted the AT&T Corp. Corporate Governance Guidelines, which are available on the AT&T Investor Relations Website at www.att.com/ir. The Board has also adopted a Financial Officer Code of Ethics, which is also available on the AT&T Investor Relations Website.

        The table below provides membership information for each of the Board committees:

Name	Audit		Compensation and Employee Benefits		Governance and Nominating
Mr. Derr			•	*	•
Ms. Eickhoff	•				•
Mr. Herringer	•		•
Mr. Hostetter, Jr.	•		•
Dr. Jackson			•		•
Mr. Madonna	•	*
Mr. McHenry	•				•	*
Mr. White			•		•

      *
      Chair

INDEPENDENCE OF DIRECTORS; FINANCIAL EXPERT

        The Board has determined that each of the Company's non-employee directors are "independent" within the definitions contained in current and proposed New York Stock Exchange rules. In addition, the Board has determined that each member of the Audit Committee would be "independent" within the definition contained in a final rule of the Securities and Exchange Commission (SEC). Furthermore, the Board has determined that at least one member of the Audit Committee would be a "financial expert" within the definition contained in a final rule adopted by the SEC.

COMPENSATION OF DIRECTORS

        In 2002, directors who were not employees received an annual retainer of $90,000. One-half of the annual retainer, received as AT&T common stock units with a then-current market value of $45,000, was deferred automatically and credited to a portion of a deferred compensation account, pursuant to the Company's Deferred Compensation Plan for Non-Employee Directors. Pursuant to that same plan, the director had the option of deferring the remaining $45,000 in AT&T stock units or a deferred cash account or receiving it as a cash payment. The chairpersons of the Audit Committee and Compensation and Employee Benefits Committee each received an additional annual retainer of $7,500. The chairperson of the Governance and Nominating Committee received an additional annual retainer of $5,000. No fees are paid for attendance at regularly scheduled Board and committee meetings. Directors received a fee of $1,500 for each special Board or committee meeting attended. In addition, independent non-employee directors received stock option grants to purchase AT&T common stock as follows: Messrs. Derr, Hostetter, and McHenry, Ms. Eickhoff, and Dr. Jackson each received grants on July 10, 2002, for 1,200 options at $19.4085; on September 27, 2002, for 600 options at $24.0260; and on October 15, 2002, for 1,200 options at $23.9385. Messrs. Herringer and White each received grants on April 10, 2002, for 1,200 options at $28.2655; on July 10, 2002, for 1,200 options at $19.4085; on September 27, 2002, for 600 options at $24.0260; and on October 15, 2002, for 1,200 options at $23.9385. Mr. Madonna received grants on September 27, 2002, for 1,801 options at $24.0260; and on October 15, 2002, for 1,200 options at $23.9385. All option grants reflected in this paragraph are shown on an adjusted basis for subsequent events described in footnote 4 of the Summary Compensation Table on page 22.

        Directors may elect to defer the receipt of all or part of their cash retainer and other compensation into the AT&T common stock portion or the cash portion of the deferred compensation account. The AT&T common stock portion (the value of which is measured from time to time by the market value of AT&T common stock) is credited quarterly with a number of deferred shares of AT&T common stock equivalent in market value to the amount of the quarterly dividend on the shares also then credited in the accounts. The cash portion of the deferred compensation account earns interest, compounded quarterly, at an annual rate equal to the average interest rate for 10-year United States Treasury Notes for the previous quarter, plus 5%, for amounts deferred prior to January 1, 2001, and plus 2% for amounts deferred on or after January 1, 2001.

        The Company conducted a review of director compensation in 2002. One factor that was considered was that as a result of the spin-off of AT&T Broadband in November 2002, the Company became smaller and the number of directors was reduced. Other factors considered in the review included heightened shareowner sensitivity toward corporate governance, the increased responsibility and liability of Board membership, the additional responsibilities incumbent upon a Board member in light of recent legislative changes, the selection of a new peer group to more accurately reflect the post-Broadband AT&T, and the complexity of the business. After considering the review, the Board deferred action on broader changes to director compensation but did make several changes to the existing director compensation structure. As a result of this review, independent non-employee directors will receive an annual retainer of $50,000 in 2003. The chairperson of the Audit Committee will receive an additional annual retainer of $15,000. The chairpersons of the Compensation and Employee Benefits Committee and Governance and Nominating Committee will each receive an additional annual retainer of $10,000. No fees will be paid for attendance at regularly scheduled Board and committee meetings. Directors will continue to receive a fee of $1,500 for each special Board or committee meeting attended. Independent non-employee directors will also receive a number of restricted stock units equal in value to $100,000 at date of grant in 2003. These units will vest upon a director's retirement from the Board.

        AT&T also provides independent non-employee directors with travel accident insurance when on Company business. An independent non-employee director may also enroll in a Directors' Universal Life Insurance Program sponsored by the Company at no cost to the independent non-employee director. The life insurance benefit under the Directors' Universal Life Insurance Program will continue after the independent non-employee director's retirement from the Board.

STOCK OWNERSHIP OF MANAGEMENT AND DIRECTORS

        The following table sets forth information concerning the beneficial ownership of AT&T common stock, as of March 1, 2003, for (a) each current director elected to the AT&T Board in 2002 and each nominee for election as a director in 2003; (b) each of the officers, other than Mr. Armstrong, named in the Summary Compensation Table (Named Officers) not listed as a director; and (c) directors and executive officers as a group. No director or executive officer owns any AT&T preferred shares. Except as otherwise noted, the nominee or family members had sole voting and investment power with respect to such securities.

	Number of Shares
Name	Beneficially Owned		Deferral Plans(1)	Total	Percent of Class
(a)
Kenneth T. Derr	1,401	(2)	15,468	16,869	*
David W. Dorman	522,830	(3)	0	522,830	*
M. Kathryn Eickhoff	2,011	(4)	8,439	10,450	*
Frank C. Herringer	15,835	(5)	3,945	19,780	*
Amos B. Hostetter, Jr.	8,768,692	(6)	11,061	8,779,753	1.12
Shirley Ann Jackson	389	(7)	6,726	7,115	*
Jon C. Madonna	2,700	(8)	849	3,549	*
Donald F. McHenry	1,292	(9)	11,237	12,529	*
Tony L. White	0		4,206	4,206	*

Name	Beneficially Owned		Deferral Plans(1)	Total	Percent of Class
(b)
Betsy J. Bernard	548,075	(10)	0	548,075	*
James W. Cicconi	215,176	(11)	0	215,176	*
Hossein Eslambolchi	139,470	(12)	0	139,470	*
Frank Ianna	690,776	(13)	0	690,776	*
John C. Petrillo	513,549	(14)	3,298	516,847	*

Name	Beneficially Owned		Deferral Plans(1)	Total	Percent of Class
(c)
Directors and Executive Officers as a group	12,172,329	(15)	66,584	12,238,913	1.55

*Less than one percent

Footnotes

1.
Share units held in deferred compensation accounts that do not constitute beneficially owned securities.

2.
Includes beneficial ownership of 311 shares that may be acquired within 60 days pursuant to stock options awarded under a non-employee director incentive compensation plan.

3.
Includes beneficial ownership of 367,691 shares that may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans.

4.
Includes 1,000 shares held in an IRA account and 100 shares held in a Keogh account. Also includes 400 shares held by a trust, as to which Ms. Eickhoff has disclaimed beneficial ownership. In addition, includes beneficial ownership of 311 shares that may be acquired within 60 days pursuant to stock options awarded under a non-employee director incentive compensation plan.

5.
Includes 10,000 shares held by trusts, 4,000 shares held in an IRA account, 1,000 shares held in a Keogh account for his spouse, 200 shares held by trusts for each of his two daughters, 100 shares held by a trust for his niece, and five shares held by a trust for his spouse. Also includes 30 shares held in a custodial account as to which Mr. Herringer has disclaimed beneficial ownership. In addition, includes beneficial ownership of 300 shares that may be acquired within 60 days pursuant to stock options awarded under a non-employee director incentive compensation plan.

6.
Excludes 1,951,777 shares as to which Mr. Hostetter has disclaimed beneficial ownership. Includes beneficial ownership of 311 shares that may be acquired within 60 days pursuant to stock options awarded under a non-employee director incentive compensation plan.

7.
Includes 78 shares owned by Dr. Jackson's spouse. Dr. Jackson has disclaimed beneficial ownership of these shares. Also includes beneficial ownership of 311 shares that may be acquired within 60 days pursuant to stock options awarded under a non-employee director incentive compensation plan.

8.
Includes beneficial ownership of 300 shares that may be acquired within 60 days pursuant to stock options awarded under a non-employee director incentive compensation plan.

9.
Includes 381 shares held in a Keogh account. In addition, includes beneficial ownership of 311 shares that may be acquired within 60 days pursuant to stock options awarded under a non-employee director incentive compensation plan.

10.
Includes beneficial ownership of 500,180 shares that may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans.

11.
Includes beneficial ownership of 208,711 shares that may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans.

12.
Includes 0.6 shares held in a 401(k) account. Also includes beneficial ownership of 138,565 shares that may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans.

13.
Includes 114 shares held in a 401(k) account. Also includes beneficial ownership of 631,140 shares that may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans.

14.
Includes 478 shares held in a 401(k) account. Also includes beneficial ownership of 487,864 shares that may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans.

15.
Includes beneficial ownership of 3,053,054 shares that may be acquired within 60 days pursuant to stock options awarded under employee and non-employee director incentive compensation plans.

BENEFICIAL OWNERSHIP OF MORE THAN FIVE PERCENT

        The following table sets forth information as to the beneficial ownership of AT&T common stock by each person or group known by the Company, based on filings pursuant to Section 13(d) or (g) under the Securities Exchange Act of 1934 (the Exchange Act), to own beneficially more than 5% of the outstanding shares of AT&T common stock as of March 1, 2003.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class
Capital Research and Management Company 333 South Hope Street 55th Floor Los Angeles, CA 90071	94,646,440(1)	12.3

Footnote

1.
According to an amended Schedule 13G/A filed on February 10, 2003, by Capital Research and Management Company (Capital Research), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, Capital Research has sole dispositive power with respect to 94,646,440 shares or approximately 12.3% of the outstanding shares of common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires AT&T's directors and executive officers, and persons who own more than 10 percent of a registered class of AT&T's equity securities, to file with the SEC and the New York Stock Exchange (NYSE), initial reports of ownership and reports of changes in beneficial ownership of such equity securities of AT&T.

        To AT&T's knowledge, based upon the reports filed and written representations that no other reports were required, during the fiscal year ended December 31, 2002, none of its directors and executive officers failed to file on a timely basis reports required by Section 16(a) with the following exceptions: Jon C. Madonna, one report regarding one transaction; and Donald F. McHenry, one report regarding two transactions.

RATIFICATION OF THE APPOINTMENT BY THE AUDIT
COMMITTEE OF INDEPENDENT AUDITORS (Item 2 on Proxy Card)

        The Audit Committee has selected and appointed the firm of PricewaterhouseCoopers LLP as the independent auditors to examine AT&T's financial statements for the year 2003. PricewaterhouseCoopers LLP has audited AT&T's books for many years. The Board recommends that AT&T shareowners vote FOR ratification of the appointment. Ratification of the appointment of auditors requires a majority of the votes cast. Any shares not voted, whether by abstention, broker non-vote, or otherwise, have no impact on the vote.

SHAREOWNER PROPOSALS

        AT&T receives many suggestions from shareowners, some as formal shareowner proposals. All are given careful consideration and are adopted, if appropriate.

        Proponents of four shareowner proposals have stated that they intend to present the following proposals at the annual meeting. Information on the share ownership of the proponents is available by writing to: Manager – Proxy, AT&T Corp., Room 3A134, One AT&T Way, Bedminster, New Jersey 07921-0752. The proposals and supporting statements are quoted below. The Board has concluded it cannot support these proposals for the reasons given.

Shareowner Proposal (Item 3 on Proxy Card)

        Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave., N.W., Suite 215, Washington, DC 20037, has submitted the following proposal:

"RESOLVED: "That the stockholders of A.T.T. recommend that the Board take the necessary steps so that future outside directors shall not serve for more than six years.

"REASONS: The President of the U.S.A. has a term limit, so do Governors of many states.

"Newer directors may bring in fresh outlooks and different approaches with benefits to all shareholders.

"No director should be able to feel that his or her directorship is until retirement.

"A term limit could make outside directors make more independent decisions.

"If you AGREE, please mark your proxy FOR this resolution."

        Your directors recommend a vote against the above proposal.    The Board believes the Company obtains significant benefits from having directors who, over a period of continuous service, achieve a broad range of industry experience and familiarity with the Company's strategic business goals and objectives and with its domestic and international business operations. The Governance and Nominating Committee, comprised only of independent non-employee directors, develops a proposed slate of nominees that the Board must approve annually to be voted on by all of the shareowners. In identifying and recommending director nominees, the Committee considers the merits of its candidates and their contribution to the Board. Each director is subject to re-election by the shareowners annually. Imposing an arbitrary maximum of six years service for future independent non-employee directors would deprive the Company of experienced oversight and promote excessive turnover of Board members. The Board believes that the accelerated turnover of directors that would result from the imposition of term limits, as set forth in the proposal, would be disruptive and could significantly diminish the Company's ability to attract the most qualified candidates for Board service. Therefore, your directors recommend that shareowners vote AGAINST this proposal.

Shareowner Proposal (Item 4 on Proxy Card)

Steve J. Stefan and Marcia A. Stefan, 704 Grafton Avenue, Dayton, Ohio 45406, have resubmitted the following proposal:

"Whereas, some people are inclined to engage in sexual activity with members of the opposite sex, some people are inclined to engage in sexual activity with members of their own sex, some people are inclined to engage in sexual activity with members of both sexes.

"Whereas, the terms "sexual orientation" or "sexual preference" are broad terms that could encompass the sexual interests described above.

"Whereas, certain practices are legally proscribed in every state in the United States.

"Resolved, The shareholders request the Board of Directors to amend AT&T's Equal Opportunity Statement and eliminate the words "sexual preference or orientation."

"Supporting Statement: The sexual interest and activities of our employees are a private matter, not a corporate concern, Unless these interests and activities violate the law, they should remain private."

        Your directors recommend a vote against the above proposal.    At AT&T's 2002 Annual Meeting of Shareowners, this proposal was defeated by more than 88% of the votes cast. The Board believes that adoption of this proposal would inappropriately signal a departure from historic policy, wrongly suggest tolerance for discrimination based on sexual orientation, negatively impact our workplace environment, and would not be in the best interests of AT&T.

        AT&T has a long-standing policy of non-discrimination in the workplace and abides by applicable federal, state, and local laws. Our corporate policy is, in part, "to prohibit unlawful discrimination or harassment because of race, color, creed, religion, national origin, citizenship, sex, marital status, age, physical or mental disability, sexual orientation, or because of one's status as a special disabled veteran or veteran of the Vietnam era, in any employment decision or in the administration of any personnel policy." The primary purpose of this policy is to foster an inclusive workplace which does not subject any of our employees to abuse, harassment, or discrimination.

        We strive to foster an atmosphere of respect for responsible opinions and views of all kinds, crossing the full spectrum of beliefs and issues. We also strive to create an environment that enhances creativity and innovation where our employees work well together to better serve our customers. This helps us to attract talented individuals to become employees and to contribute fully to meeting our business objectives. We believe this is in the best interests of AT&T, our employees, our customers, and our shareowners. Therefore, your directors again recommend that shareowners vote AGAINST this proposal.

Shareowner Proposal (Item 5 on Proxy Card)

Communications Workers of America, 501 Third Street, N.W., Washington, D.C. 20001-2797, has submitted the following proposal:

"RESOLVED, that the shareholders of AT&T ask the board of directors to establish a cap on the total compensation that may be paid to the CEO in a given year equal to 50 times the average compensation paid to employees who are not exempt from coverage under the Fair Labor Standards Act in the prior year, including salary, bonus, the grant-date present value of stock options, the grant-date present value of restricted stock, payments under long-term incentive plans, and "other annual" and "all other compensation;" provided that the cap be implemented in a way that does not violate any existing contractual provision.

"SUPPORTING STATEMENT

"The compensation of chief executive officers of U.S. public companies has soared in recent years, from a median of $1.8 million in 1992 to $6.1 million in 2000, according to a report of the Conference Board. AT&T's former CEO and current CEO (then President) each received $9.6 million and $7.7 million respectively in total compensation excluding stock options in 2001. In addition, they received stock options with a grant-date present value of $7.6 million and $4.7 million, respectively, using the Black-Scholes options pricing model.

"The explosion in CEO pay has far outstripped gains realized by the majority of workers. According to a Business Week article (May 6, 2002), CEOs of large corporations in 2001 made 411 times as much as the average factory worker. In the past decade, according to the same article, while the wages of rank-and-file workers increased by 36%, the compensation of CEOs climbed 340%.

"There is evidence that large pay disparities can have a negative effect on worker productivity. A 1992 study by Cowherd and Levine in Administrative Science Quarterly found that pay differentials between managers and blue collar workers, as well as within the management group, tends to reduce product quality. A study by Stanford professor Charles O'Reilly and others found that disparity between the CEO's pay and that of lower level managers was associated with higher manager turnover.

"According to Business Week, in the mid-1980s, Peter Drucker argued that no CEO should earn more than 20 times the company's lowest-paid employee to ensure that the contributions of all employees are recognized. Drucker believes that the growing CEO-worker pay differential damages the authority of corporate leaders.

"In a September 2002 report, a commission of the Conference Board lamented the "widespread perception of a lack of fairness since certain executives have garnered substantial compensation even as their companies and the retirement savings of their employees has collapsed." To restore public confidence, the commission urged compensation committees to "be mindful of the differences in compensation levels throughout the corporation in setting senior executive compensation levels."

"I believe this proposal is necessary to bringing more balance to the differential between senior executive and employee pay. I urge shareholders to vote for this proposal."

        Your directors recommend a vote against the above proposal.    The Board believes that, in view of a competitive marketplace, adoption of this proposal would severely limit AT&T's ability to attract, motivate, and retain a high caliber Chief Executive Officer. The Company must be able to offer integrated compensation programs that pay competitively and consistently with comparable companies, align executive compensation with shareowner interest, and link pay to Company and individual performance.

        The Compensation and Employee Benefits Committee recognizes its responsibility to recommend executive compensation decisions that are in the best interest of AT&T and its shareowners. The Board, which reviews and approves such compensation recommendations, agrees that executive compensation must be carefully evaluated. The Committee and the Board devote significant time and effort to assess the performance of the Chief Executive Officer, and consider the Company's goals and objectives, performance and relative shareowner return, the value of similar incentive awards to Chief Executive Officers at comparable companies, and awards made to the Chief Executive Officer in prior years. The Board believes that it is ultimately in our shareowners' best interest that this process not be subject to limitations reflected in the proposed resolution. The Board further believes that the arrangements entered into with Mr. Dorman, and those approved under certain compensation and benefit plans, are competitive with the marketplace. Therefore, your directors recommend that shareowners vote AGAINST this proposal.

Shareowner Proposal (Item 6 on Proxy Card)

Domini Social Investments LLC, 536 Broadway, 7th Floor, New York, New York 10012-3915, has resubmitted the following proposal:

"AT&T Employee Pension Plan

"Whereas

  •
  "AT&T announced a conversion from their traditional defined benefit pension plan to a cash balance plan as of July 1997. The method of conversion to the cash balance plan has the potential to dramatically reduce the pension of 30,000 AT&T employees. Longer service employees retain all benefits but pension benefits are frozen with no growth for up to 13 years. By depriving long term workers of the benefit of their increased years of service and their peak earning years, employers break the explicit promises made in the traditional defined benefit pension plan.
  •
  "Top executives also enjoying a non-qualified pension plan plus stock options for the bulk of their retirement package are less affected. AT&T stated in the 1999 Shareholder Booklet that their intent is to "provide competitive compensation to the employees and executives who continue to serve the Company." Executives continue to receive multimillion-dollar compensation packages despite the reduction of the shareholder dividend and the millions of dollars lost on poor business ventures, while experienced employees have seen no growth in their retirement compensation.
  •
  "The AT&T employees, conscious of an AT&T brand that took millions of shareholder dollars to establish, have expressed their concerns via email and an educational employee website, http://att.nac.net. Unlike IBM and Bell Atlantic that have both offered concessions, and Kodak, Citibank and Aetna that have offered to "grandfather" affected employees, AT&T has offered nothing.
  •
  "The employees in AT&T's Management Pension Plan filed a class action lawsuit against AT&T in August 1998. Presently in the discovery phase, it alleges that AT&T violated ERISA and The Age Discrimination in Employment Act in implementing a 1997 conversion to a cash balance pension plan. The court has certified all class members as plaintiffs. If litigation continues, the court may award damages estimated to be in the billions of dollars.
  •
  "AARP, formerly known as the American Association of Retired Persons, has filed an amicus brief on behalf of the suing AT&T employees, and in Congressional testimony, called for a full investigation to determine whether cash balance plans violate age discrimination laws.
  •
  "AT&T Executives claimed the Cash Balance Plan helped address the varying needs of our employees. Cash Balance Plans are not the problem. The problem was caused by AT&T selecting a conversion method which was financially devastating to their most experienced employees. How will AT&T retain the loyalty of talented, motivated employees as times get tougher?

"Resolved: the shareholders request that the AT&T Board of Directors adopt the following policy: All employees vested as of Jan 1, 1998 will have the choice of either (1) the long-promised traditional pension plan with base window updates no less than every three years; or (2) the cash balance plan."

"SUPPORTING STATEMENT

At the 2002 Annual Meeting, 9.97% of AT&T shareholders, representing 252 million shares, voted in support of this resolution."

        Your directors recommend a vote against this proposal.    At the 2002 Annual Meeting of Shareowners, this proposal was defeated by more than 90% of the votes cast. In 1997, AT&T changed the AT&T Management Pension Plan (the Plan) from a traditional defined benefit pension plan to a cash balance plan because AT&T needed to remain competitive. Changing the Plan brought AT&T in line with other Fortune 500 companies and was inevitable for several reasons. First, AT&T was one of the last major companies to provide unreduced pensions at age 55. Second, it is unlikely the Company could have continued to update the traditional pension formula as it had in the past. Management considered the issues and concluded that cash balance was the best approach for employees, the Company, and its shareowners while recognizing the need to offer reasonable benefits.

        With cash balance, an employee's pension is expressed in total dollars, so it is easier to understand and appreciate its value. An employee's cash balance account grows with pay credits and interest credits each year. The Plan uses a progressive scale for pay credits, unlike some other cash plans that use a flat rate. The percentage of pay credited to an employee's account increases from 3% under 30 years of age, gradually rising to 10% after age 54. Cash balance also provides employees with more pension payout options, including the ability to roll over pension assets to a new employer's retirement plan or an IRA.

        The proposal for return to a defined benefit pension is based on the premise that AT&T took away "long-promised" benefits when it changed to the Cash Balance formula. Rather, employees retained all the benefits accrued under the Plan through the date of the change. In addition, to transition employees to Cash Balance, the Company did not simply freeze traditional pension plan benefits the employees had earned to date, which it could have lawfully done. Instead, the Company added a "Special Update" transition benefit to the traditional pension formula, which on average yielded a 25% improvement for long-service employees. Because employees are legally protected against cutbacks in accrued pension benefits, employees who retire and elect monthly pension payments will receive the higher monthly benefit calculated under either the Special Update formula or the Cash Balance formula.

        Although four employees are pursuing a class action lawsuit against AT&T alleging that AT&T violated the Employee Retirement Income Security Act of 1974, as amended (ERISA) and The Age Discrimination in Employment Act by amending the Plan to incorporate the Special Update and the Cash Balance formula, AT&T believes it has meritorious defenses to this lawsuit. In fact, the court hearing the case has already dismissed a number of the claims, including all claims of age discrimination. Moreover, it is up to the court, not the employees or shareowners, to decide any appropriate remedy if it finds any technical violations in AT&T's design and/or implementation of the Cash Balance formula.

        In summary, AT&T is committed to providing its employees with a total compensation and benefits package that is competitive and that serves to attract and retain the best performers but not burden the Company with an unduly high cost structure. To do so, AT&T will continue to review its plans and programs, and make changes where appropriate. Management and the Board are committed to a cash balance pension plan design, as it better reflects the reality of today's marketplace, both in terms of employee career expectations and the competitiveness of our total compensation programs. Furthermore, the proposal to offer choice is inappropriate for our Company and its employees, and unnecessary considering the significant increase of the Special Update transition benefit and the availability of the higher monthly pension benefit upon termination of employment. Therefore, your directors again recommend that shareowners vote AGAINST this proposal.

ADVANCE NOTICE PROCEDURES; NOMINATION OF DIRECTORS

        Under AT&T's By-Laws, no nominations of individuals for election as directors or other business may be brought before an AT&T annual meeting except as specified in the notice of the meeting (which notice includes shareowner proposals that AT&T is required to set forth in its proxy statement under SEC Rule 14a-8) or as otherwise brought before the meeting by or at the direction of the Board or by a shareowner entitled to vote who has delivered written notice to AT&T (containing certain information specified in the By-Laws) not less than 90 or more than 120 days prior to the first anniversary of the preceding year's annual meeting. These requirements are separate and apart from and in addition to the SEC's requirements that a shareowner must meet to have a shareowner proposal included in AT&T's proxy statement under SEC Rule 14a-8.

        A copy of the full text of the By-Law provisions discussed above may be obtained by writing to AT&T's Office of the Corporate Secretary. AT&T's By-Laws are also available on the AT&T Investor Relations Website at www.att.com/ir.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

        In addition, there will be an address by the Chairman and a general discussion period during which shareowners will have an opportunity to ask questions about the business. In the event that any matter not described herein may properly come before the meeting, or any adjournment or postponement of the meeting, the Proxy Committee will vote the shares represented by it in accordance with its best judgment. At the time this document went to press, AT&T knew of no other matters that might be presented for shareowner action at the AT&T 2003 Annual Meeting of Shareowners.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Committee has reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2002, with the Company's management. The Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented.

        The Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

        Based on the Committee's review and discussions noted above, the Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                      Submitted by:

                      Jon C. Madonna (Chairman)
                      M. Kathryn Eickhoff
                      Frank C. Herringer
                      Amos B. Hostetter, Jr.
                      Donald F. McHenry

THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee has selected and appointed the firm of PricewaterhouseCoopers LLP as the independent accountants to audit AT&T's consolidated financial statements for the year 2003. Representatives of PricewaterhouseCoopers LLP are expected to attend the AT&T meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions. For the year 2002, PricewaterhouseCoopers LLP also audited the financial statements of AT&T's subsidiaries and provided other audit services to AT&T and its subsidiaries in connection with SEC filings, review of financial statements, and audits of employee benefit plans.

FEES

        Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2002, and 2001, were:

	($ in thousands)
	2002	2001
Audit Fees	$16,754	$19,789
Audit-Related Fees	8,746	6,733
Tax Fees	18,634	19,296
All Other Fees	14,952	32,369

Total	$59,086	$78,187

        The Audit Fees for the years ended December 31, 2002, and 2001, were for professional services in connection with the audits of the consolidated financial statements of the Company, statutory audits, issuance of comfort letters, consents and assistance with the review of documents filed with the SEC.

        The Audit-Related Fees for the years ended December 31, 2002, and 2001, were mainly for assurance and related services for employee benefit plan audits and internal control reviews, including SAS 70 engagements.

        Tax Fees for the years ended December 31, 2002, and 2001, were for services related to: tax compliance, including the preparation of transaction and income tax returns, and claims for refund; tax planning and tax advice related to mergers, acquisitions and dispositions.

        All Other Fees for the years ended December 31, 2002, and 2001, were for services rendered for management consulting services and financial information system design and implementation. All Other Fees for 2001 also includes fees for services provided to AT&T Wireless Services prior to its split-off from AT&T in July 2001.

        The de minimis exception was not used for any fees paid to PricewaterhouseCoopers LLP.

        The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining PricewaterhouseCoopers LLP's independence.

PREAPPROVAL POLICIES AND PROCEDURES

        All auditing services and non-audit services provided by PricewaterhouseCoopers LLP must be preapproved by the Audit Committee. This approval will take place each year at the October Audit Committee meeting for the subsequent fiscal year and as necessary during the year for unforeseen requests. The non-audit services specified in Section 10A(g) of the Securities Exchange Act of 1934 may not be provided by PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP will provide a report to the AT&T Financial Vice President-Internal Auditing and Corporate Security prior to each regularly scheduled Audit Committee meeting detailing all fees, by project, incurred by PricewaterhouseCoopers LLP year-to-date and an estimate for the fiscal year. The AT&T Financial Vice President-Internal Auditing and Corporate Security will review the PricewaterhouseCoopers LLP fees at each Audit Committee meeting. The Audit Committee will periodically review such fees with the full Board of Directors.

AT&T COMMON STOCK
FIVE-YEAR PERFORMANCE COMPARISON

        The graph below provides an indicator of cumulative total shareowner returns for AT&T common stock compared with the S&P 500 Stock Index (S&P 500), the S&P 500 Super-Composite Diversified Telecom Service Index(1)(S&P 500 Diversified Telecom), and the Old Peer Group(2). The Company determined that use of the Old Peer Group was no longer appropriate subsequent to the Company's spin-off of its broadband business in 2002 and, therefore, chose the S&P 500 Diversified Telecom as a more relevant peer group for AT&T's continuing operations. The performance of the Old Peer Group is displayed here for comparative purposes as required by SEC Reg. S-K Item 402(I)(4) and will not be provided in the future.

	Dec-97	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02
AT&T common stock	100	126	129	45	60	44
S&P 500	100	129	156	141	125	97
S&P 500 Diversified Telecom	100	149	162	100	87	59
Old Peer Group	100	190	282	147	110	69

Explanation The graph assumes $100 invested on December 31, 1997, in AT&T common stock, the S&P 500, the S&P 500 Diversified Telecom, and the Old Peer Group with the reinvestment of all dividends, including the Company's distribution to shareowners of AT&T Wireless Services, Inc. (AWS) common stock on July 9, 2001, and Comcast Corporation (Comcast) Class A common stock on November 18, 2002(3). For the purpose of this chart, the AWS and Comcast distributions are treated as nontaxable cash dividends that would have been converted into additional AT&T shares at the close of business for AWS on July 9, 2001, and at the close of business for Comcast on November 18, 2002. The number of shares of AT&T common stock outstanding and per share data have been adjusted to reflect the three-for-two stock split effective on April 15, 1999, and the one-for-five reverse stock split effective on November 18, 2002.

Footnotes

1.
The companies which currently comprise the S&P 500 Diversified Telecom are: ALLTEL Corporation; AT&T Corp.; BellSouth Corporation; Broadwing Inc.; CenturyTel Inc.; Citizens Communications Co.; General Communication, Class A; Qwest Communications International Inc.; SBC Communications Inc.; Sprint FON Group; and Verizon Communications Inc.
2.
The Old Peer Group was composed of ALLTEL Corporation; British Telecommunications plc (American Depository Receipt — ADR); Cable & Wireless plc (ADR); Cablevision Systems Corporation, Class A; Comcast Corporation, Class A Special; Cox Communications, Inc., Class A; Sprint FON Group; Vodafone Group Plc (ADR); and WorldCom, Inc.
3.
Data Source: S&P Compustat.

EXECUTIVE COMPENSATION

         AT&T BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation and Employee Benefits Committee (the Committee) establishes, approves, and administers executive compensation policies and practices that govern the compensation paid to all senior managers of the Company, and approves the compensation of executives who are subject to Section 16 of the Securities Exchange Act of 1934, other than the Chief Executive Officer, whose compensation is approved by the Board based upon recommendations of the Committee. (In 2002, the Board also approved the compensation of the Named Officers in the Summary Compensation Table.) The Committee regularly reports to the Board and is comprised of five independent non-employee directors, none of whom are eligible to participate in any of the pay programs they administer. During 2002, George M. C. Fisher chaired the Committee and the other Committee members were Michael I. Sovern, Louis A. Simpson, Kenneth T. Derr and Amos B. Hostetter, Jr., until the AT&T Broadband spin-off and subsequent Comcast merger on November 18, 2002. After that date, the Committee members were the individuals listed at the end of this report. The following sets forth the Committee's policies regarding executive compensation during 2002.

Compensation Philosophy and Objectives

        AT&T operates in a very competitive, dynamic and challenging industry. The Committee believes that the compensation programs for executives should be designed to attract and retain executives who possess the high-quality skills and talent necessary to transform the business. This compensation philosophy seeks to provide a strong link between an executive's total earnings opportunity and the short-term and long-term performance of the Company based on the achievement of pre-determined financial targets and operational goals relative to the Company's competitors, as well as to an individual's contributions. The core principles underlying the framework for the programs are:

        –    Total compensation opportunities must be competitive — the value will be based on comparable companies' pay opportunities and will be targeted at levels that will attract, motivate, and retain a highly skilled work force and enable us to compete with other premier employers for the best talent.

        –    Pay must be performance-based — a significant part of each executive's compensation is directly linked to accomplishing specific results that will create shareholder value in the short and long term.

        –    A significant portion of the total compensation opportunity should be equity-based — the Committee believes that an equity stake effectively aligns employee and shareholder interests and provides proper motivation for enhancing shareholder value.

Executive Compensation Components and Practices

        The Company's executive compensation program consists of three key components: (1) base salary; (2) short-term incentives, i.e., annual bonus; and (3) long-term incentives, i.e., performance shares, stock options, and restricted stock or restricted stock units. The policies and practices for determining executive compensation and specifically that of the Chairman of the Board and Chief Executive Officer, David W. Dorman, are described below:

  (1) Base Salary

        The Committee establishes the salary ranges for each of the executive officer positions based upon the job responsibilities and scope, level of expertise and experience required, strategic impact of the position, overall business performance, and individual contributions, as well as competitive compensation of similarly positioned executives in comparable companies. Annual salary adjustments recognize sustained individual performance by the executive, while overall salary increase funding is sensitive to both market movement and Company performance.

  (2) Annual Incentives

        All executives are eligible to be considered for annual incentives. The annual bonus for executive officers is based on the Company's key financial and operational results as measured against targets for revenue, earnings (as measured by operational net income, earnings before interest and taxes, or other metrics) and certain qualitative measures of performance. Targets for these measures are established in advance and reviewed and approved by the Committee. The Committee also sets a minimum performance level that must be met before any awards can be paid. If that minimum level is not achieved, there will be no annual bonuses. The final award amount depends on the actual level of performance achieved in comparison to the targets; however, the Committee has the discretion to make adjustments to ensure that award payments reflect the operating results of the Company and are not inflated or deflated artificially.

  (3) Long-Term Incentives

        Long-term incentives, including stock options, long-term performance incentive awards, and restricted stock or restricted stock units, provide a mechanism to reward executive officers for maximizing long-term shareholder value. Grants of stock options and performance shares have been made annually under the AT&T 1997 Long Term Incentive Program (the 1997 LTIP). The size of these annual grants is based on competitive market grant levels for similar positions. The Long-Term Incentive Plans—Awards in 2002 table and the Option/Stock Appreciation Rights (SAR) Grants in 2002 table summarize option grants and other equity awards in fiscal year 2002 to the Named Officers.

        Performance Shares:    Performance shares, that are units equivalent in value to shares of AT&T Common Stock, have been awarded annually. At the end of the performance cycle, the performance shares pay out based upon the achievement of pre-set targets for corporate performance set by the Committee. The performance share award approved by the Committee in 1999 for the 1999-2001 performance period, which paid out in 2002, was based on three-year cumulative earnings per share and revenue results against pre-established targets and relative total shareholder return, as measured against S&P 500 peer group companies. Based on the Company's actual performance for the period covering 1999-2001, 93.2% of the performance shares were earned and distributed as reported in the Summary Compensation Table on page 22.

        Stock Options:    All executives are eligible to be considered for stock option awards granted annually. The size of the grant is determined by the Committee based on surveys of competitive grant levels for similar positions. Stock options are granted with an exercise price equal to or greater than the fair market value of AT&T common stock on the day of grant and become exercisable after the expiration of a period of time, typically between one and four years, and continue to be exercisable until ten years from the date granted.

        Restricted Stock:    Restricted stock and restricted stock unit awards are granted from time to time to executive officers, historically primarily for purposes of retention. Restricted stock is subject to forfeiture and may not be disposed of by the recipient until certain restrictions established by the Committee lapse.

Deductibility Cap on Executive Compensation

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies, such as AT&T, for compensation in excess of $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Section 162(m) provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Elements of compensation under the annual bonus and long-term incentive plans qualify for exemption from the annual limit on tax deductibility under Section 162(m) of the Internal Revenue Code. In addition, the Company has a salary and incentive award deferral plan that permits compensation deferred under the plan to be exempt from the limit on tax deductibility.

Compensation for the Chairman and Chief Executive Officer

During 2002, the Company's most highly compensated officer was C. Michael Armstrong, former Chairman and Chief Executive Officer. Mr. Armstrong, whose compensation is discussed later in this section, held this position through the completion of the AT&T Broadband spin-off on and subsequent merger with Comcast on November 18, 2002. Mr. Dorman succeeded Mr. Armstrong on that date and currently serves as Chairman and Chief Executive Officer. Mr. Dorman's 2002 performance was reviewed by the Committee, discussed by the independent non-employee directors, and reviewed with the Board. The Committee's recommendations to the Board concerning the annual cash component (base salary and annual bonus) of Mr. Dorman's compensation and the Board's approval of the annual component and his long-term component (performance shares and stock options) were based on the considerations discussed below.

        Base Salary:    Mr. Dorman's base salary is established based on competitive market rates for a chief executive with his experience and record of accomplishment. The Committee reviews Mr. Dorman's salary annually in comparison with the salaries of chief executive officers of industry competitors and selected other large market-capitalized companies during its annual compensation survey and review process. Mr. Dorman's salary was increased in 2002 to $1,250,000 based on his promotion to Chief Executive Officer and the results of the competitive review.

        Annual Bonus:    The Committee establishes aggressive market-based performance targets for annual bonuses. Based on the Company's achievement of certain performance against targeted financial measures, and the level of achievement on certain operational objectives including the management of a significant restructuring plan for the Company, the Board authorized an annual bonus for Mr. Dorman of $2,000,000. In determining the value of the bonus, the Committee considered Mr. Dorman's leadership in the significant effort of transitioning the Company. Mr. Dorman also received a transaction bonus for his key role in the successful completion of the AT&T Broadband spin-off and subsequent merger with Comcast of $2,500,000.

        Long-Term Incentives:    During 2002 the Board granted Mr. Dorman options to acquire shares of AT&T common stock of 542,355 on February 19, 2002, and 705,061 on September 19, 2002, as described in the Summary Compensation Table. The Board also granted Mr. Dorman 51,714 performance shares for the 2002-2004 cycle as described under Long-Term Incentives above.

        Prior to his retirement from AT&T and the AT&T Broadband spin-off and subsequent Comcast merger in November 2002, Mr. Armstrong was the Chairman and Chief Executive Officer.

        Base Salary:    Prior to his retirement from AT&T, Mr. Armstrong's base salary of $1,800,000 was not increased in 2002 based on the competitive review by the Board and the Committee.

        Annual Bonus:    Based on the Company's achievement of certain performance against targeted financial measures described above, and the level of achievement on certain operational objectives including the management of a significant restructuring plan for the Company, the Board authorized an annual bonus for Mr. Armstrong of $3,510,000. The bonus provided reflects the amount earned through November 18, 2002, all of which was paid by Comcast. In addition to the annual bonus amount, Mr. Armstrong received a transaction bonus paid by AT&T in recognition for his key role in the successful completion of the AT&T Broadband spin-off and subsequent merger with Comcast of $2,500,000.

        Long-Term Incentives:    During 2002 the AT&T Board granted Mr. Armstrong options to acquire shares of AT&T common stock. All of Mr. Armstrong's AT&T stock options, outstanding at the time of the AT&T Broadband spin-off, were cancelled and replaced with Comcast stock options (see footnote 12 in the Summary Compensation Table). In 2002, Mr. Armstrong received a payout of his performance shares for the 1999-2001 cycle. He also received a performance share award for the 2002-2004 cycle, which was subsequently cancelled and replaced by Comcast.

                      The Compensation and Employee
                      Benefits Committee

                      Kenneth T. Derr (Chairman)
                      Frank C. Herringer
                      Amos B. Hostetter, Jr.
                      Shirley Ann Jackson
                      Tony L. White

SUMMARY COMPENSATION TABLE

		Annual Compensation(2)			Long-Term Compensation(2)
					Awards(4)				Payouts
							Options/SARs(#)
Named Officers and Principal Position(1)	Year	Salary($)	Bonus($)	Other Annual Compen- sation(3) ($)	Restricted Stock Award(s)(5) ($)		AT&T(6)	Wireless(7)	LTIP Payouts(8) ($)	All Other Compen- sation(9) ($)
David W. Dorman(10)	2002	1,080,797	2,000,000	490,683	0		1,247,416	0	0	2,981,760
Chairman of the	2001	950,000	820,000	425,833	4,957,212	(a)	350,018	0	0	572,175
Board and CEO	2000	239,167	591,800	39,613	11,241,663	(b)	184,195	0	0	708,200
Betsy J. Bernard	2002	670,833	1,200,000	233,640	0		632,747	0	734,067	1,687,753
President	2001	388,102	640,000	218,075	6,121,443	(d)	702,220	0	0	3,310,543
	2000	0	0	0	0		0	0	0	0
Frank Ianna	2002	715,000	1,010,000	238,838	0		619,834	0	313,317	453,433
President – AT&T	2001	700,000	575,000	194,575	7,036,607	(a)(c)	243,151	0	308,781	1,639,842
Network Services	2000	618,750	250,000	215,475	564,425	(c)	102,813	244,100	0	80,074
James W. Cicconi	2002	593,750	840,000	139,524	0		406,766	0	268,564	376,970
General Counsel & Executive Vice	2001	556,274	461,700	114,695	1,281,923	(a)	123,422	0	239,798	64,539
President	2000	487,524	152,000	123,751	458,934	(e)	75,599	189,900	0	1,151,949
John C. Petrillo	2002	522,500	525,000	181,243	0		284,736	0	274,523	1,271,519
Executive Vice President	2001	516,875	294,000	192,136	1,165,173	(a)	127,322	0	308,781	69,042
	2000	490,000	153,000	261,734	458,924	(e)	74,412	189,000	0	60,118
Hossein Eslambolchi(11)	2002	537,500	750,000	128,421	0		428,718	0	56,691	673,207
President – AT&T Labs	2001	419,147	330,000	45,219	1,104,220	(a)(f)	187,964	101,400	0	3,707,151
Chief Technology Officer & AT&T	2000	314,251	0	296,827	0		94,400	119,500	0	1,538,345
Business Chief Information Officer
C. Michael Armstrong(12)	2002	1,728,571	3,510,000	747,865	0		1,400,000	0	1,481,133	2,772,048
Former Chairman	2001	1,800,000	2,214,000	479,379	4,009,198	(g)	1,098,442	0	824,972	261,436
of the Board and CEO	2000	1,700,000	650,000	754,523	0		419,087	1,237,400	0	171,368

Footnotes

1.
Includes Chairman of the Board and Chief Executive Officer at year end, the former Chairman of the Board and Chief Executive Officer, the four other most highly compensated individuals who were executive officers of AT&T at the end of 2002, and one additional individual who would have been one of the four most highly compensated individuals if serving as an executive officer at the end of the last fiscal year, as measured by salary and bonus.

2.
Compensation deferred at the election of Named Officers is included in the category (e.g., bonus, 1997 LTIP payouts) and year it would have otherwise been reported had it not been deferred.

3.
Includes (a) payments of above-market interest on deferred compensation, (b) dividend equivalents with respect to long-term incentive compensation paid during the year, and (c) tax payment reimbursements. In addition, for Mr. Dorman, includes in 2002 and 2001 $69,356, and $85,379, respectively, for use of corporate aircraft and $40,170 and $62,550, respectively, for financial consulting services. For Ms. Bernard, includes in 2002 and 2001 $43,107 and $32,993, respectively, for financial consulting services and in 2001 $77,781 for relocation expenses. For Mr. Eslambolchi, includes in 2002 $27,760 for use of corporate aircraft and $16,800 for car allowance and in 2000 $210,569 for relocation expenses. For Mr. Armstrong, includes in 2002, 2001, and 2000, $77,800, $62,104, and $55,364, respectively, for use of corporate aircraft and, in 2002 and 2001, $148,597 and $44,964, respectively, for financial consulting services.

4.
Share and per share amounts have been adjusted to reflect AT&T's April 15, 1999, three-for-two stock split; the distribution of AWS common stock to owners of AT&T common stock in connection with the split-off of AWS from AT&T on July 9, 2001; the November 18, 2002, spin-off of AT&T Broadband and subsequent merger with Comcast; and AT&T's November 18, 2002, one-for-five reverse stock split. Stock options awarded in 2000 include options exercisable for AWS Group tracking stock that were cancelled on July 9, 2001, and replaced with stock options exercisable for AWS common stock (see footnote 7 below).

5.
All outstanding restricted stock or restricted stock unit awards with respect to AT&T common stock were adjusted for the distribution of AWS common stock to owners of AT&T common stock in connection with the split-off of AWS from AT&T on July 9, 2001, to preserve the economic value of the awards immediately prior to the distribution and split-off. These awards were further adjusted at the spin-off of AT&T Broadband and subsequent merger with Comcast on November 18, 2002, into (i) an adjusted AT&T restricted stock or restricted stock unit award, as the case may be, and (ii) a Comcast Stock Unit award (as defined below) so that the combined value of the adjusted and new awards immediately after the spin-off was equal to the value of the old award immediately prior to the spin-off. The new stock unit award, awarded under the 1997 LTIP, will be paid in cash based on the value of Comcast Corporation Class A common stock upon the vesting of the original award and is referred to as a Comcast Stock Unit. The adjusted AT&T restricted stock and AT&T restricted stock units were further adjusted for the November 18, 2002, one-for-five reverse stock split. The amounts shown represent the dollar value on the date originally granted.

  (a)  On March 15, 2001, Messrs. Dorman, Ianna, Cicconi, Petrillo, and Eslambolchi received restricted stock unit awards of 281,213*, 88,483*, 72,721*, 66,098*, and 28,479* units, respectively. Following the spin-off of AT&T Broadband and subsequent merger with Comcast and the November 18, 2002, one-for-five reverse stock split, these AT&T restricted stock units were adjusted to 56,264, 17,703, 14,550, 13,224, and 5,698 AT&T restricted stock units, respectively, and 89,948, 28,302, 23,260, 21,142, and 9,109 Comcast Stock Units, respectively. These AT&T restricted stock units and Comcast Stock Units vest fully on March 15, 2004. Dividend equivalents on the restricted stock units are paid in cash. The value of these awards, as of the original grant date, is reflected in the table.

  (b)  On December 1, 2000, Mr. Dorman was granted an award of 763,626* restricted shares. The value of this award, as of the grant date, is reflected in the table. These shares vested fully on April 1, 2002, prior to the AT&T Broadband spin-off. Dividends on the shares were paid to Mr. Dorman in cash.

  (c)  On January 31, 2000, Mr. Ianna received a special award of 14,173* restricted stock units which, upon the spin-off of AT&T Broadband and subsequent merger with Comcast and the November 18, 2002, one-for-five reverse stock split, were adjusted to 2,835 AT&T restricted stock units and 4,533 Comcast Stock Units. Both the AT&T restricted stock units and the Comcast Stock Units fully vested on January 31, 2003. On March 15, 2001, Mr. Ianna received a special award of 310,690* restricted shares which, upon the spin-off of AT&T Broadband and subsequent merger with Comcast and the November 18, 2002, one-for-five reverse stock split, were adjusted to 62,162 AT&T restricted shares and 100,508 Comcast Stock Units that fully vested on December 31, 2002. The value of these awards, as of their original grant date, is reflected in the table. Dividend equivalents on the restricted stock units and dividends on the restricted shares are paid in cash to Mr. Ianna.

  (d)  On April 9, 2001, Ms. Bernard received special awards of 158,025* restricted stock units and 231,805* restricted shares. A portion of the restricted shares, 77,268* shares, vested on April 9, 2002, prior to the AT&T Broadband spin-off. Following the AT&T Broadband spin-off and the November 18, 2002, one-for-five reverse stock split, the remaining awards were adjusted to 31,617 AT&T restricted stock units and 50,545 Comcast Stock Units; and 30,919 AT&T restricted shares and 49,993 Comcast Stock Units, respectively. The restricted stock units fully vest on April 9, 2004, and 50% of the AT&T restricted stock and associated Comcast Stock Units vest on April 9, 2003, and the remaining 50% vest on April 9, 2004. Dividend equivalents on the restricted units and dividends on the restricted shares are paid in cash to Ms. Bernard. The value of these awards, as of the original grant date, is reflected in the table.

  (e)  On January 31, 2000, Messrs. Cicconi and Petrillo received a special award of 11,524* and 12,451* restricted stock units, respectively. Upon the spin-off of AT&T Broadband and subsequent merger with Comcast and the November 18, 2002, one-for-five reverse stock split, these restricted stock units were adjusted to 2,305 and 2,491 restricted stock units and 3,686 and 3,983 Comcast Stock Units, respectively, that vested fully on January 31, 2003. The value of these awards, as of their original grant date, is reflected in the table. Dividend equivalents on the restricted stock units were paid in cash.

  (f)  On January 31, 2001, Mr. Eslambolchi received a special award of 32,718* restricted stock units which, upon the spin-off of AT&T Broadband and subsequent merger with Comcast and the November 18, 2002, one-for-five reverse stock split, were adjusted to 6,546 restricted stock units and 10,465 Comcast Stock Units that fully vest on January 31, 2004. The value of these awards, as of their original grant date, is reflected in the table. Dividend equivalents on the restricted stock units are paid in cash to Mr. Eslambolchi.

  (g)  On March 15, 2001, Mr. Armstrong received a restricted stock unit award of 227,434* units. These restricted stock units were to vest fully on March 15, 2004. Dividend equivalents on the restricted stock units were paid in cash. The value of these units, as of their original grant date, is reflected in the table. Effective with the spin-off of AT&T Broadband and subsequent merger with Comcast on November 18, 2002, these units were cancelled and replaced with substitute awards by Comcast.

  The aggregate number (and value) with respect to each of the Named Officers on December 31, 2002, for outstanding AT&T restricted stock and AT&T restricted stock units were: Mr. Dorman, 56,264 ($1,469,053); Ms. Bernard, 62,536 ($1,632,815); Mr. Ianna, 20,538 ($536,247); Mr. Cicconi, 16,855 ($440,084); Mr. Petrillo, 30,821 ($804,736); Mr. Eslambolchi, 12,244 ($319,691); and Mr. Armstrong 0 ($0). The aggregate number (and value) with respect to each of the Named Officers on December 31, 2002 for Comcast Stock Units were: Mr. Dorman, 89,948 ($2,120,074); Ms. Bernard, 100,538 ($2,369,681); Mr. Ianna, 32,835 ($773,921); Mr. Cicconi, 26,946 ($635,117); Mr. Petrillo, 49,275 ($1,161,412); Mr. Eslambolchi, 19,574 ($461,359); and Mr. Armstrong 0 ($0).

6.
All stock option awards granted with respect to AT&T common stock were adjusted for the impact of the distribution of AWS common stock to owners of AT&T common stock in connection with the split-off of AWS from AT&T on July 9, 2001. The share amounts shown represent the number of shares of AT&T common stock applicable to the awards following the distribution and split-off adjustments. Each outstanding stock option grant, exercisable for AT&T common stock granted prior to January 1, 2001, was adjusted into (i) an adjusted grant for AT&T common shares and (ii) a new stock option grant for AWS common shares awarded under the AT&T Wireless Services, Inc. Adjustment Plan adopted by AWS. The combined intrinsic value of the two grants immediately after the split-off equaled the intrinsic value of the outstanding grant for AT&T common shares immediately before the split-off. Each outstanding stock option grant, exercisable for AT&T common stock granted on or after January 1, 2001, but prior to July 9, 2001, was adjusted so that the intrinsic value of the grant immediately after the split-off equaled the intrinsic value of the grant immediately prior to the split-off. In all cases, the grant price to market price ratio determined for each grant prior to any adjustment was maintained in the post-split adjusted grants.

  Upon the spin-off of AT&T Broadband, each AT&T stock option award held by an active AT&T employee was divided by a factor of 0.3872 reflecting the ratio of the price of AT&T common stock prior to the AT&T Broadband spin-off ($13.12) versus the assumed price of AT&T common stock immediately after the AT&T Broadband spin-off and prior to the AT&T one-for-five reverse stock split ($5.08), which was calculated by dividing by five the price at which AT&T common stock actually commenced trading after both the spin-off and the reverse stock split ($25.40). All grant prices were multiplied by this same factor. To further adjust for the one-for-five reverse stock split, the stock options were multiplied by 0.2 and the grant price divided by 0.2. All shares were rounded down to the nearest whole share and grant prices rounded to four decimals.

7.
All stock option awards granted with respect to AWS Group tracking stock awarded under the 1997 LTIP were cancelled and replaced in connection with the split-off of AWS from AT&T on July 9, 2001. The share amounts shown represent the number of shares of AWS common stock applicable to the awards prior to the cancellation. Each outstanding grant was replaced with a new award under the AT&T Wireless Services, Inc. Adjustment Plan so that the intrinsic value of the grant immediately after the split-off equaled the intrinsic value of the grant immediately prior to the split-off. In all cases, the new awards were fully vested and non-forfeitable, and the grant price to market price ratio determined for each grant prior to cancellation was maintained in the replacement grants. The new awards are obligations of AWS and not of AT&T.

8.
Includes distributions in 2002 to Messrs. Ianna, Cicconi, Petrillo, Eslambolchi, and Armstrong, and Ms. Bernard as to which a three-year performance period ended December 31, 2001. Includes distributions in 2001 to Messrs. Ianna, Cicconi, Petrillo, and Armstrong of performance shares as to which a three-year performance period ended December 31, 2000.

  Performance share cycles ending on December 31, 2001, and December 31, 2002, were adjusted in connection with the distribution and split-off of AWS from AT&T on July 9, 2001, to preserve the economic value of the awards immediately prior to the distribution and split-off. Each holder of such awards received an adjusted performance share award and a stock unit award under the 1997 LTIP. The new stock unit award will be distributed based on the value of AWS common stock upon the completion of the performance period of the original performance share award and is referred to as a Wireless Stock Unit.

  Upon the spin-off of AT&T Broadband, performance share cycles ending on December 31, 2002, December 31, 2003, and December 31, 2004, were adjusted to preserve the economic value of the award prior to the spin-off. Each holder of such awards received an adjusted performance share award and a Comcast Stock Unit award. The new stock unit award will be paid in cash based on the value of Comcast Corporation Class A common stock upon the completion of the performance period of the original performance share award. The performance shares were further adjusted for the AT&T one-for-five reverse stock split by dividing the number of performance shares in each outstanding cycle by five and rounding down to the nearest whole share.

9.
In 2002, includes (a) AT&T contributions to savings plans (Ms. Bernard $8,000, Mr. Ianna $8,000, Mr. Cicconi $8,000, Mr. Petrillo $8,000, Mr. Eslambolchi $8,000, and Mr. Armstrong $8,000); (b) dollar value of the benefit of premiums paid for universal life insurance policies (unrelated to term insurance coverage) calculated on an actuarial basis (Mr. Dorman $77,894, Ms. Bernard $47,025, Mr. Ianna $78,072, Mr. Cicconi $56,272, Mr. Petrillo $55,219, Mr. Eslambolchi $40,239, and Mr. Armstrong $195,618); (c) payments equal to lost AT&T Savings Plan matching contributions caused by IRS limitations (Ms. Bernard $8,724, Mr. Ianna $21,200, Mr. Cicconi $15,451, Mr. Petrillo $13,875, Mr. Eslambolchi $9,966, and

  Mr. Armstrong $65,200); (d) payment of $2,500,000 to Mr. Dorman in recognition of his contributions to the completion of the spin-off of AT&T Broadband and subsequent merger with Comcast; (e) a special retention payment of $372,870 to Mr. Eslambolchi; (f) special recognition payments of $242,132 to Mr. Eslambolchi; (g) a special hiring bonus payment of $1,000,000 to Ms. Bernard per her employment agreement as described on page 31; (h) a special payment of $341,434 to Ms. Bernard for certain tax liabilities as described on page 31; (i) a special one-time payment of $279,582 to Ms. Bernard as described on page 32; (j) payment of $72,000 to Mr. Dorman for living expenses; and (k) payment of $2,500,000 to Mr. Armstrong into a special deferral account in recognition of his contributions to the completion of the spin-off of AT&T Broadband and subsequent merger with Comcast. Additionally, 2002 includes the amount of the proceeds of a single one-time Special Deferral Distribution payment in excess of the current balances of the deferred accounts under the AT&T Senior Management Incentive Award Deferral Plan and individual deferral agreements of Messrs. Dorman, Ianna, Cicconi, and Petrillo (Mr. Dorman $331,866, Mr. Ianna $346,134, Mr. Cicconi $297,247, and Mr. Petrillo $1,194,425) resulting from their election to receive a payment of an amount equal to 90% of the present value of the future benefit payments from their deferral accounts payable in the form of shares of AT&T common stock, except that in the case of Mr. Dorman, the Board required that the payment was made as an offset to an outstanding loan amount owed to the Company (see page 40). In exchange for this payment, they relinquished their rights under all prior deferral elections made including, but not limited to, the right to continued deferral of the balance of their deferral accounts, the right to future guaranteed interest credits on the cash portions of their accounts, and 10% of the present value of the future benefit payments from their deferral accounts.

  In 2001, includes (a) AT&T contributions to savings plans (Ms. Bernard $5,276, Mr. Ianna $6,800, Mr. Cicconi $6,800, Mr. Petrillo $6,800, Mr. Eslambolchi $4,126, and Mr. Armstrong $6,800); (b) dollar value of the benefit of premiums paid for universal life insurance policies (unrelated to term insurance coverage) calculated on an actuarial basis (Mr. Dorman $6,175, Ms. Bernard $3,662, Mr. Ianna $58,250, Mr. Cicconi $45,038, Mr. Petrillo $49,442, Mr. Eslambolchi $30,662, and Mr. Armstrong $188,611); (c) payments equal to lost AT&T Savings Plan matching contributions caused by IRS limitations (Mr. Ianna $17,950, Mr. Cicconi $12,701, Mr. Petrillo $12,800, Mr. Eslambolchi $5,770, and Mr. Armstrong $61,200); (d) payment of $500,000 to Mr. Dorman into a special deferral account; (e) payments equal to $66,000 to Mr. Dorman for living expenses; (e) payment of $1,000,000 to Mr. Ianna into a special deferral account; (f) payment of $556,483 to Mr. Ianna; (g) payment of $3,000,000 to Ms. Bernard into a special deferral account; (h) payment of $300,000 to Ms. Bernard for replacement of board fees; (i) a special retention payment of $3,462,604 to Mr. Eslambolchi; (j) a special cash payment of $81,748 to Mr. Eslambolchi for the replacement of his performance shares cancelled upon his resignation in 2000; and (k) special recognition payments equal to $122,241 to Mr. Eslambolchi.

  In 2000, includes (a) AT&T contributions to savings plans (Mr. Ianna $6,800, Mr. Cicconi $6,800, Mr. Petrillo $6,267, Mr. Eslambolchi $6,258, and Mr. Armstrong $6,800); (b) dollar value of the benefit of premiums paid for universal life insurance policies (unrelated to term insurance coverage) calculated on an actuarial basis (Mr. Ianna $59,425, Mr. Cicconi $33,631, Mr. Petrillo $41,910, Mr. Eslambolchi $13,996, and Mr. Armstrong $110,267); (c) payments equal to lost AT&T Savings Plan matching contributions caused by IRS limitations (Mr. Ianna $13,490, Mr. Cicconi $11,517, Mr. Petrillo $11,942, Mr. Eslambolchi $2,550, and Mr. Armstrong $49,601); (d) payment of $500,000 to Mr. Dorman into a special deferral account; (e) payment of $208,200 to Mr. Dorman as a guarantee for his 2000 bonus; (f) payment of $1,000,000 to Mr. Cicconi into a special deferral account; (g) payments totalling $100,000 to Mr. Cicconi as part of a special hiring bonus as specified in his employment agreement described on page 34; (h) payment of $225,000 to Mr. Eslambolchi for special temporary living expenses; (i) a special payment of $1,285,479 to Mr. Eslambolchi as described in the special arrangement between him and AT&T as described on page 35; and (j) a special recognition payment of $5,061 to Mr. Eslambolchi.

10.
Mr. Dorman's salary and bonus for the year 2000 reflect payments only for the time he was employed by AT&T. Mr. Dorman transferred from AT&T in 1999 to lead Concert, a former joint venture between AT&T and British Telecom. Mr. Dorman returned to AT&T in 2000.

11.
Mr. Eslambolchi's AT&T stock options, AWS Group tracking stock options, AT&T restricted stock units, and AT&T restricted shares were cancelled upon his resignation in December 2000. Upon his rehire by AT&T in January 2001, Mr. Eslambolchi received stock option grants in both AT&T and the AWS Group tracking stock which were then adjusted as noted in footnotes 6 and 7 above.

12.
Mr. Armstrong's bonus for 2002 of $3,510,000 reflects the bonus earned for services provided to AT&T through November 18, 2002. This amount will be paid by Comcast. All of Mr. Armstrong's 4,915,403 AT&T stock options, outstanding at the time of the AT&T Broadband spin-off, were cancelled and replaced by Comcast for 2,566,254 Comcast stock options.

* Reflects shares/units prior to the adjustment for the AT&T Broadband spin-off and the AT&T one-for-five reverse stock split.

AGGREGATED OPTION/STOCK APPRECIATION RIGHTS
(SAR) EXERCISES IN 2002 AND YEAR-END VALUES
AT&T Corp. Common Stock

			Exercisable/Unexercisable(2)
Name(1)	Number of Shares Acquired on Exercise	$ Value Realized	Number of AT&T Unexercised Options/SARs at Year End	$ Value of AT&T In-the-Money Options/SARs at Year End
David W. Dorman	0	0	179,602	0
			1,602,027	1,571,933
Betsy J. Bernard	0	0	221,166	0
			1,113,801	806,120
Frank Ianna	0	0	495,619	0
			855,672	737,024
James W. Cicconi	0	0	124,682	0
			539,971	503,825
John C. Petrillo	0	0	359,528	0
			517,356	272,066
Hossein Eslambolchi	0	0	56,859	0
			559,823	666,384
C. Michael Armstrong(3)	0	0	0	0
			0	0

Footnotes (Aggregate Options/SARs)

1.
Includes Chairman of the Board and Chief Executive Officer at year end, the former Chairman of the Board and Chief Executive Officer, the four other most highly compensated individuals who were executive officers of AT&T at the end of 2002, and one additional individual who would have been one of the four most highly compensated individuals if serving as an executive officer at the end of the last fiscal year, as measured by salary and bonus.
2.
Share and per share amounts have been adjusted to reflect AT&T's April 15, 1999, three-for-two stock split; the distribution and split-off of AWS on July 9, 2001; the spin-off of AT&T Broadband and subsequent merger with Comcast on November 18, 2002; and AT&T's November 18, 2002, one-for-five reverse stock split, as described in footnote 6 in the Summary Compensation Table.
3.
Mr. Armstrong's stock options were cancelled upon the November 18, 2002, spin-off of AT&T Broadband and subsequent merger with Comcast as described in footnote 12 in the Summary Compensation Table and replaced with substitute awards from Comcast.

LONG-TERM INCENTIVE PLANS – AWARDS IN 2002

			Estimated Future Payouts Under Non-Stock Price Based Plans
		Performance Period Until Maturation or Payout
Name(1)	Number of Performance Shares(2)		Threshold (#)	Target (#)(3)	Maximum (#)
David W. Dorman	51,714	2002-2004	25,857	51,714	103,428
Betsy J. Bernard	25,857	2002-2004	12,929	25,857	51,714
Frank Ianna	27,581	2002-2004	13,791	27,581	55,162
James W. Cicconi	17,238	2002-2004	8,619	17,238	34,476
John C. Petrillo	15,514	2002-2004	7,757	15,514	31,028
Hossein Eslambolchi	13,790	2002-2004	6,895	13,790	27,580
C. Michael Armstrong(4)	344,700	2002-2004	172,350	344,700	689,400

Footnotes

1.
Includes Chairman of the Board and Chief Executive Officer at year end, the former Chairman of the Board and Chief Executive Officer, the four other most highly compensated individuals who were executive officers of AT&T at the end of 2002, and one additional individual who would have been one of the four most highly compensated individuals if serving as an executive officer at the end of the last fiscal year, as measured by salary and bonus.
2.
All Performance Share Awards from the 2002-2004 cycle, with respect to AT&T common stock, were adjusted for the impact of the November 18, 2002, spin-off of AT&T Broadband and subsequent merger with Comcast, and the one-for-five reverse stock split, to preserve the economic value of the awards by creating an adjusted AT&T Performance Share Award and a stock unit award under the 1997 LTIP that will pay out in cash based on the stock price of a Comcast Corporation Class A common share at the conclusion of the original performance period, referred to as a Comcast Stock Unit. The Comcast Stock Unit has no performance criteria associated with it and is deemed 100% earned. This resulted in Messrs. Dorman, Ianna, Cicconi, Petrillo, and Eslambolchi, and Ms. Bernard receiving awards of 82,674, 44,093, 27,558, 24,802, 22,406, and 41,337 Comcast Stock Units, respectively. The number of Comcast Stock Units is equal to the market value of the Performance Share Award immediately prior to the spin-off on November 18, 2002, less the remaining value of the adjusted award for AT&T Performance Shares, divided by the Comcast Corporation Class A common stock price immediately after the spin-off and merger. The number of the AT&T Performance Shares is equal to the market value of the Performance Share Award immediately prior to the spin-off on November 18, 2002, less the portion of the value assigned to AT&T Broadband, divided by the price of AT&T common stock immediately after the merger with Comcast. The AT&T Performance Shares were then further adjusted for the November 18, 2002, one-for-five reverse stock split.

3.
In January 2002, the Performance Share Awards listed in the table were made. If they remain Named Officers at December 31, 2004, the payout value of these awards to Messrs. Dorman, Ianna, Cicconi, Petrillo, and Eslambolchi, and Ms. Bernard would be (i) 0.13% of the Company's net cash provided by operating activities for each year in the performance period, divided by the total number of Named Officers receiving payouts for the period ending December 31, 2004, or (ii) a lesser amount, based on factors such as targets for the Company's earnings, return to equity, cash flow, revenue, or TSR for the period.
4.
Mr. Armstrong had been granted 344,700 Performance Shares for the 2002-2004 cycle on a pre-spin basis; however, effective with the November 18, 2002, spin-off of AT&T Broadband, these AT&T Performance Shares were cancelled and Comcast provided for a replacement award.

OPTION/SAR GRANTS IN 2002

	Individual Grants in AT&T
Name(1)	Number of Securities Underlying Options/ SARs Granted(2)	% of Total Options/ SARs Granted to Employees in Fiscal Year(3)	Exercise or Base Price ($/Share)	Expiration Date	Grant Date Present Value(4) ($)
David W. Dorman	542,355(5)	1.39	28.0335	2/19/2012	3,159,760
	705,061(6)	1.80	23.8805	9/19/2012	3,182,645
Betsy J. Bernard	271,177(5)	0.69	28.0335	2/19/2012	1,579,877
	361,570(6)	0.92	23.8805	9/19/2012	1,632,127
Frank Ianna	289,256(5)	0.74	28.0335	2/19/2012	1,685,205
	330,578(6)	0.85	23.8805	9/19/2012	1,492,229
James W. Cicconi	180,785(5)	0.46	28.0335	2/19/2012	1,053,253
	225,981(6)	0.58	23.8805	9/19/2012	1,020,078
John C. Petrillo	162,706(5)	0.42	28.0335	2/19/2012	947,925
	122,030(6)	0.31	23.8805	9/19/2012	550,853
Hossein Eslambolchi	144,628(5)	0.37	28.0335	2/19/2012	842,603
	180,785(6)	0.46	23.8805	9/19/2012	816,063
	103,305(6)	0.26	23.5610	9/30/2012	455,059
C. Michael Armstrong(7)	1,400,000(5)	1.85	28.0335	2/19/2012	8,156,400

Footnotes

1.
Includes Chairman of the Board and Chief Executive Officer at year end, the former Chairman of the Board and Chief Executive Officer, the four other most highly compensated individuals who were executive officers of AT&T at the end of 2002, and one additional individual who would have been one of the four most highly compensated individuals if serving as an executive officer at the end of the last fiscal year, as measured by salary and bonus.
2.
Share and per share amounts have been adjusted to reflect the adjustment to the number of shares in connection with the spin-off of AT&T Broadband and subsequent merger with Comcast and the AT&T one-for-five reverse stock split on November 18, 2002, as described in footnote 6 in the Summary Compensation Table.
3.
At the spin-off of AT&T Broadband, options held by an AT&T Broadband employee were cancelled. Since options had been granted to AT&T Broadband employees in 2002, prior to the November 18, 2002, spin-off, the percent of total options granted in this table has been determined using the pre-spin option grant data for these individuals compared to the total number of pre-spin options granted. The percent of total options granted, excluding the AT&T Broadband employees as compared to the pre-spin grants were: Mr. Dorman, 1.61%, 2.09%; Ms. Bernard, 0.80%, 1.07%; Mr. Ianna, 0.86%, 0.98%; Mr. Cicconi, 0.54%, 0.67%; Mr. Petrillo, 0.48%, 0.36%; Mr. Eslambolchi 0.43%, 0.54%, 0.31%; and Mr. Armstrong, 4.15%.

4.
The Black-Scholes option pricing model was chosen to estimate the Grant Date Present Value of the options in this table. The Company's use of this model should not be construed as an endorsement of its accuracy in valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the Grant Date Present Value on the grants awarded on February 19, 2002: an option term of six years, volatility of 39%, dividend yield of 1.17%, and interest rate of 4.52%. The following assumptions were made for purposes of calculating the Grant Date Present Value on the grants awarded on September 19, 2002: an option term of five years, volatility of 42%, dividend yield of 1.17%, and interest rate of 2.83%. The following assumptions were made for purposes of calculating the Grant Date Present Value on grants awarded on September 30, 2002: an option term of five years, volatility of 42%, dividend yield of 1.17%, and interest rate of 2.57%. The actual value, if any, of the options in this table depends upon the actual performance of the Company's stock during the applicable period.
5.
Options granted become exercisable to the extent of one-fourth of the grant on the first, second, third, and fourth anniversaries of the grant date, respectively.
6.
Options granted become exercisable to the extent of 25% percent on the first and second anniversary of the grant date and the remaining 50% on the third anniversary of the grant date.
7.
Options granted for AT&T common stock to Mr. Armstrong were cancelled upon the spin-off of AT&T Broadband as described in footnote 12 in the Summary Compensation Table.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AGREEMENTS

(All equity grants and corresponding share prices described in this section have been adjusted for the AT&T Broadband spin-off and the AT&T one-for-five reverse stock split.)

        AT&T entered into an employment agreement with Mr. Dorman dated December 1, 2000, with a term ending December 31, 2002. The agreement is subject to automatic annual renewals after that date unless either AT&T or Mr. Dorman provide written notice to terminate at least 60 days prior to the anniversary date. The agreement provided for an initial base salary of $950,000 per year. In accordance with the compensation structure for 2000, as approved by the Compensation and Employee Benefits Committee, Mr. Dorman was also awarded (i) performance shares covering the 2000-2002 performance period, which following the July 9, 2001, split-off of AWS, and the November 18, 2002, spin-off of AT&T Broadband and subsequent merger with Comcast and the one-for-five reverse stock split, as described in footnote 8 of the Summary Compensation Table, had been adjusted to 10,101 AT&T Performance Shares, 16,251 Wireless Stock Units, and 16,148 Comcast Stock Units; and (ii) options to purchase, within ten years, shares of AT&T common stock, which following the July 9, 2001, split-off of AWS, and the November 18, 2002, spin-off of AT&T Broadband and subsequent merger with Comcast and the one-for-five reverse stock split, as described in footnote 4 of the Summary Compensation Table, had been adjusted to 184,195 AT&T stock options at a purchase price of $28.912. These options vest in four equal annual installments, beginning on December 1, 2001. Mr. Dorman was also guaranteed long-term incentive grants for 2001, as determined by the Board, valued at $9,500,000. In addition, a Special Retention Bonus of restricted stock units valued at $3,800,000 was granted to Mr. Dorman on March 15, 2001, that will vest on March 15, 2004.

        The agreement also provides that, should AT&T issue a Consumer Services Group tracking stock, a grant will be made to Mr. Dorman that is consistent with the grants made to the Chief Executive Officer (Mr. Dorman was not Chief Executive Officer at the time the agreement was signed) and other senior executives. In addition, the agreement also states that in the event AT&T Wireless or AT&T Broadband become independent companies, all equity granted to Mr. Dorman under this agreement will be apportioned among AT&T Corp., AT&T Wireless, and AT&T Broadband stock according to a plan which shall be developed and approved by the Board and applicable to Mr. Dorman and other AT&T executives.

        To address certain long-term incentive forfeitures and retention forfeitures experienced when Mr. Dorman left his previous employer and to incent him to join AT&T, the agreement provided for (i) a special lump sum cash payment of $800,000 payable in March 2001 to replace a forfeited 2000 bonus from his former employer; (ii) in connection with a retention arrangement from his prior employer, additional payments to a previously established special deferral account in the amount of $500,000 with interest credited effective April 1, 2000, and an additional $500,000 on April 1, 2001, with interest on the account paid at the rate of 10-year United States Treasury Notes plus 5% and a grant of 47,627 shares of AT&T restricted stock, all of which vested on April 1, 2002 (prior to the AT&T Broadband spin-off), and the entire account balance totaling $1,851,058.33 was paid to Mr. Dorman; and (iii) in connection with forfeited long-term incentives, a cash payment to be paid in April 2003 in the amount of $3,080,000, subject to continued employment through December 31, 2002, unless Mr. Dorman is no longer employed due to an

AT&T-initiated termination for cause (as defined) or a self-initiated termination without Good Reason (as defined), and a grant of 715,999 shares of AT&T restricted stock that vested on April 1, 2002 (prior to the AT&T Broadband spin-off).

        Mr. Dorman's agreement provides for a special temporary living allowance to compensate him for temporary housing in New Jersey and related travel. These payments, which are grossed-up for tax purposes, began January 1, 2001, and would continue until the earlier of when Mr. Dorman moves his residence to New Jersey, December 31, 2002, or termination of his employment with AT&T. However, as a result of an amendment to his agreement, the date by which Mr. Dorman must relocate in order to be covered by AT&T's relocation plan and the date through which his special temporary allowance is payable, has been extended from December 31, 2002, to the earlier of his relocation or December 31, 2003. In addition, his agreement provides that Mr. Dorman shall have authority to use AT&T aircraft, and to the extent this results in imputed income, AT&T will provide him with a tax gross-up.

        As part of his employment agreement, Mr. Dorman entered into a fully vested supplemental pension arrangement with AT&T. Pursuant to such arrangement and a 2003 amendment, Mr. Dorman will receive an annual benefit (as defined) commencing at his retirement. The benefit will be payable in stated reduced amounts for retirement prior to 2012. In the event of Mr. Dorman's involuntary termination following a Change in Control, the schedule of supplemental pension benefits will be accelerated by three years. Pension benefits payable under this arrangement will be paid out of AT&T's operating assets and will be offset by all amounts actually received by Mr. Dorman under any other AT&T qualified and non-qualified retirement plan or arrangement, and the actual pension benefits to be paid to Mr. Dorman with respect to that year by his prior employers under qualified and non-qualified defined benefit plans.

        Mr. Dorman's agreement provides for certain entitlements in the event of his termination from AT&T under specified circumstances. Pursuant to his agreement, in the event of Mr. Dorman's termination resulting from death or disability, Mr. Dorman, his beneficiaries, or estate will be entitled to disability benefits in accordance with a disability program then in effect for senior executives of AT&T, his target annual incentive award for the year in which his death or disability resulted in his termination of employment (prorated for the total period of eligibility calculated as of his date of death or disability termination), the vesting and payout at target for each open long-term incentive program performance share cycle prorated for the amount of time worked in the applicable three-year cycle, payment of any unpaid cash hiring bonus, financial counseling including individual income tax preparation for one year, and payment of survivor benefits under his supplemental pension arrangement based on the amount of the benefits accrued and vested, as of the date of termination for death or disability. All outstanding unvested stock options vest and, together with already vested options, will be exercisable in accordance with the terms of the grants applicable to death or disability, and all outstanding unvested restricted stock and restricted stock units vest. In addition, Mr. Dorman's special deferral account will vest.

        In the event of a termination for cause, Mr. Dorman shall receive no further compensation from AT&T as of his termination date, and all stock options, performance shares, restricted shares, and restricted stock units, whether unvested or vested but not exercised, shall be cancelled.

        In the event of a voluntary resignation, other than a termination due to death or disability or a Good Reason termination or retirement based on satisfying the age and service requirements included as termination provisions under the plan, Mr. Dorman will forfeit all restricted stock and restricted stock units as to which restrictions have not lapsed, long-term incentives with respect to uncompleted performance cycles, and outstanding stock options that are not exercisable. He will receive base salary through his date of termination and vested stock options shall remain exercisable for 90 days after termination or until the originally scheduled expiration date, if earlier. Mr. Dorman, to the extent not eligible for retiree medical benefits from AT&T, and provided his voluntary resignation occurs after December 1, 2002, will be eligible for benefits under the then-applicable AT&T Separation Medical Plan offered to certain former senior managers under the terms and conditions of that plan and will be responsible for a portion of the annual premium for this coverage. His agreement also provides that, in the event of a self-initiated termination after December 31, 2002, and if at the time of Mr. Dorman's resignation Mr. Armstrong is no longer the Chief Executive Officer of AT&T and Mr. Dorman has not been named Chief Executive Officer, he will be entitled to accelerated vesting of stock options, restricted stock, restricted stock units, and his outstanding performance shares will continue to vest. (Mr. Dorman was named Chief Executive Officer of AT&T on November 18, 2002.)

        In the event of an AT&T-initiated termination for other than cause or a Good Reason termination, Mr. Dorman will be provided the following under the terms of his agreement: base salary through the date of termination, a prorated annual incentive award at target for the year of termination, a severance payment equal to two times the annual base salary and target annual incentive award for the year of termination, the immediate vesting of the special deferral account, payment of benefits under his supplemental pension arrangement based on the amount of the benefits accrued, accelerated vesting of all outstanding unvested restricted shares and restricted stock units, performance shares and stock units will continue to vest, vested AWS stock options will be exercisable for the remainder of their original term, payment of any unpaid hiring bonuses, and continuation of his Senior Manager Universal Life Insurance. Under the terms of the Senior Officer Separation Plan under which Mr. Dorman is a covered executive, he will be provided the following: deferral of his severance payment for up to five years with up to five annual installments thereafter if he so elects, all outstanding unvested AT&T stock options vest and, together with already vested options, will be exercisable for the remainder of the original term of each grant, financial counseling for two years, telephone reimbursement under the Senior Manager Telephone Reimbursement Program, transition counseling and, to the extent not eligible for retiree medical benefits from AT&T, will be eligible for coverage under the AT&T Separation Medical Plan offered to certain former senior managers under the terms and conditions of that plan.

        Mr. Dorman's agreement provides that, in the event of a Change in Control (as defined) of AT&T, severance payments to him shall be governed by the Change in Control provisions, applicable to senior executives named by the Board as participants in the Senior Officer Separation Plan, as approved by the Board on October 23, 2000.

        AT&T entered into an employment agreement with Ms. Bernard dated April 9, 2001. The agreement provided for an initial base salary of $600,000 per year. It also provided a targeted annual incentive award for the 2001 performance year of 100% of her then base salary with payout based on actual financial results and with no proration for her partial service in 2001. Ms. Bernard was also awarded performance shares covering the 2001-2003 performance period which, following the July 9, 2001, split-off of AWS and the November 18, 2002, spin-off of AT&T Broadband and subsequent merger with Comcast and the AT&T one-for-five reverse stock split, were adjusted as described in footnote 8 of the Summary Compensation Table to 9,779 AT&T performance shares and 15,634 Comcast Stock Units; restricted stock units vesting on April 9, 2004, which following these same corporate transactions were adjusted, as described in footnote 5 of the Summary Compensation Table, to 31,617 AT&T restricted stock units and 50,545 Comcast Stock Units; and an option to purchase, within ten years, also adjusted for these same corporate transactions, as described in footnote 4 of the Summary Compensation Table, to 59,689 shares of AT&T common stock with a purchase price of $30.5105 per share granted April 9, 2001, and 39,792 shares of AT&T common stock with a purchase price of $32.6295 per share granted July 2, 2001, in accordance with the Compensation and Employee Benefits Committee-approved compensation structure for 2001. These option grants vest one-quarter each year beginning on April 9, 2002, and July 2, 2002, respectively, based on continued employment.

        In accordance with her employment agreement, Ms. Bernard was also granted special one-time awards of AT&T restricted stock, AT&T stock options, and AT&T performance shares all adjusted in accordance with the footnotes 4, 5, and 8 in the Summary Compensation Table as follows: (i) an option to purchase, within ten years, up to 547,355 shares of AT&T common stock with a purchase price of $30.5105 per share, vesting one-third per year beginning on April 9, 2002, based on continued employment, (ii) an option to purchase, within ten years, 55,384 shares of AT&T common stock with a purchase price of $30.5105 per share, vesting one-quarter per year beginning on April 9, 2002, based on continued employment, (iii) a grant of AT&T restricted shares vesting 77,628 shares on April 9, 2002 (prior to the AT&T Broadband spin-off), 30,919 AT&T restricted shares, and 49,993 Comcast Stock Units vesting one-half on April 9, 2003, and April 9, 2004, respectively, based on continued employment, (iv) 36,891 AT&T performance shares and 11,874 Wireless stock units for the 1999-2001 performance period, and (v) 7,381 AT&T performance shares, 11,874 Wireless stock units, and 11,800 Comcast Stock Units for the 2000-2002 performance period. In the event that AT&T issues a tracking stock for AT&T Consumer Services Group and other executives are awarded stock options on such tracking stock, Ms. Bernard's agreement provides that she will be provided stock options consistent with those awarded to similarly situated executives. In connection with the split-off of AWS and the spin-off of AT&T Broadband and subsequent merger with Comcast, Ms. Bernard's agreement provides that all equity granted under her employment agreement is to be treated in accordance with the Board-approved treatment of equity granted to other AT&T executives.

        To address certain forfeitures experienced when Ms. Bernard left her previous employer and to incent her to join AT&T, the agreement provided for (i) a special lump sum cash payment of $1,000,000 after one year of employment, (ii) a signing bonus of $300,000 within 30 days of her hire, and (iii) a special $3,000,000 deferral account with annual interest equal to the 10-year United States Treasury Note rate plus 2%, compounded quarterly, vesting April 9, 2004, based on continued employment. The agreement also provides that when Ms. Bernard sells her second home she will receive a payment to mitigate certain costs associated with the sale. On April 1, 2002, the Board approved an addendum to Ms. Bernard's agreement that provided for a special one-time payment of $341,434, payable in April 2002, to address an incremental Colorado state tax liability resulting from Ms. Bernard joining AT&T.

        Ms. Bernard's agreement provides for certain entitlements in the event of her termination from AT&T under specified circumstances. Pursuant to her agreement, in the event of Ms. Bernard's termination resulting from death or disability, Ms. Bernard, her beneficiaries, or estate will be entitled to her target annual incentive award for the year in which her death or disability resulted in her termination of employment (prorated for the total period of eligibility calculated as of her date of death or disability termination), the vesting and distribution of target payout for each open long-term incentive program performance share cycle, prorated for time on the payroll during the performance period (for the 1999-2001 and 2000-2002 performance shares there is no proration for the period prior to date of hire), vesting and payout of the special deferral account, and payment of any unpaid cash hiring bonuses. All outstanding unvested stock options vest and, together with already vested options, will be exercisable under the terms and conditions applicable to death or disability, as may be the case. All outstanding unvested restricted stock and restricted stock units vest, and Ms. Bernard, her beneficiaries, or estate, as may be applicable, will be provided financial counseling, plus a tax gross-up, for one year following death or disability.

        In the event of a termination for cause (as defined) or in the event of a voluntary resignation, other than a termination due to death or disability or a Good Reason termination (as defined) or retirement based on satisfying the age and service requirements included as termination provisions under the plan, Ms. Bernard will forfeit all restricted stock and restricted stock units as to which restrictions have not lapsed, long-term incentives with respect to uncompleted performance cycles, outstanding stock options which are not exercisable, and any deferral amount not yet vested under her special deferral account. She will receive base salary through her date of termination, and in the case of voluntary resignation, vested stock options shall remain exercisable for 90 days after termination or until the originally scheduled expiration date, if earlier. Ms. Bernard, if she voluntarily resigns after September 30, 2003, and to the extent she is not eligible for retiree medical benefits from AT&T, will be eligible for coverage under the AT&T Separation Medical Plan offered to certain former senior managers under the terms and conditions of that plan.

        In the event of an AT&T-initiated termination for other than cause or a Good Reason termination, Ms. Bernard will be provided the following under the terms of her agreement: base salary through the date of termination, a prorated annual incentive award at target for the year of termination, and a lump sum severance payment equal to two times the sum of annual base salary and target annual incentive award for the year of termination. In addition, all outstanding unvested restricted stock units vest, performance shares will continue to vest, her special deferral account will vest, and any unpaid hiring bonuses will be paid. Under the terms of the AT&T Senior Officer Separation Plan under which Ms. Bernard is a covered executive, she will be eligible to defer receipt of her severance payment for up to five years with up to five annual installments, her outstanding unvested restricted stock will vest, all outstanding unvested stock options vest and, together with already vested options, will be exercisable for the remainder of the original term of each grant. Ms. Bernard will be provided continuation of her Senior Management Universal Life Insurance, financial counseling for two years, transition counseling, Senior Management Telephone Reimbursement and, to the extent not eligible for retiree medical benefits from AT&T, will be eligible for coverage under the AT&T Separation Medical Plan offered to certain former senior managers under the terms and conditions of that plan. Her agreement also provides that, in the event of a self-initiated termination after September 30, 2003, at which time she is not the President and Chief Executive Officer of the AT&T Consumer Services Group with its own tracking stock, or of another publicly traded AT&T business unit, such termination will be treated as a Good Reason termination, and she will be entitled to the benefits set forth in this paragraph.

        Ms. Bernard's agreement provides that in the event of a Change in Control (as defined) of AT&T, severance payments to her shall be governed by the Change in Control provisions, applicable to senior executives named by the Board as participants in the Senior Officer Separation Plan, approved by the Board on October 23, 2000.

        In October 2002, the Board authorized a new employment agreement for Ms. Bernard, dated October 1, 2002, that details the terms and conditions associated with Ms. Bernard's appointment on November 18, 2002, as President of AT&T and Chief Executive Officer of AT&T Business Services. The agreement provides for a base salary of $850,000, a target annual bonus of 125% of base salary, and long-term incentive compensation under the Company's 1997 LTIP to be determined by the Board under terms and conditions no less favorable than those provided other senior executives.

        To address certain tax consequences associated with her relocation to New Jersey, the agreement also provides for a special one-time payment of $279,582.15.

        Ms. Bernard's agreement, as amended in 2003, also provides a special individual non-qualified pension arrangement, payable from AT&T's operating assets, vesting April 1, 2006. Pursuant to such arrangement, Ms. Bernard will receive an annual pension benefit commencing at her retirement. The benefit will be payable in stated reduced amounts for retirement prior to age 65. The amendment also provides that, in the event of Ms. Bernard's involuntary termination following a Change in Control, the schedule of supplemental pension benefits will be accelerated by three years. The actual benefit payment shall be offset by two sources: (i) pension amounts actually payable under AT&T's qualified and non-qualified defined benefit pension plans; and (ii) qualified and non-qualified pension amounts payable from her prior employers. This special individual pension shall vest immediately if Ms. Bernard's employment terminates due to death, disability, or for Good Reason, the Company terminates her for other than cause, or the Company is subject to a Change in Control.

        The Company will establish on October 1, 2003, a fully vested special $3,200,000 deferral account with annual interest equal to the 10-year United States Treasury Note rate plus 2%, compounded quarterly. Should Ms. Bernard leave the Company for any reason prior to October 1, 2003, this deferral shall be forfeited.

        Ms. Bernard's agreement provides for certain entitlements in the event of her termination from AT&T as a result of death, disability, voluntary termination, Company-initiated termination for other than cause, Company-initiated termination for cause and self-initiated termination for Good Reason, or in the event of a Company initiated termination for other than cause or Good Reason termination following a Change in Control. Such entitlements are the same as described above under the terms of her original employment agreement with respect to the compensation and benefits elements of such agreement, with the exceptions of the special individual pension and the deferral account, which shall be treated as set forth above.

        Finally, Ms. Bernard's new agreement eliminates the Special Voluntary Termination and entitlements thereunder as described in her original employment agreement.

        On October 30, 1997, AT&T entered into a special supplemental retirement arrangement with Mr. Ianna. Such arrangement established an $828,000 special deferral account on November 1, 1997, that earned annual interest equal to the 30-year United States Treasury Note rate, compounded quarterly. The account was to vest 100% on November 1, 2003. Under the terms of a subsequent employment/retention agreement dated December 1, 2000, as described below, this special deferral account vested on February 1, 2001. All other terms and conditions with respect to termination prior to vesting continued to apply. In the event that Mr. Ianna resigned from the Company for Good Reason (as defined), or in the event of a Company-initiated termination for other than cause (as defined) prior to the vesting date, the entire amount of the deferral account as of the vesting date would have been paid to him in a lump sum in the quarter immediately following the vesting date. In the event of Mr. Ianna's termination due to death or disability prior to the vesting date, the entire amount of the deferral account would have been paid as a lump sum in the quarter immediately following the termination. If Mr. Ianna's employment was terminated for cause or if he resigned for other than Good Reason prior to the vesting date, the entire amount of the deferral account would have been forfeited. In the event of Mr. Ianna's termination of employment on or after the vesting date for any reason other than death, the deferred account will be paid to him in a lump sum beginning in the calendar quarter immediately following the quarter of his termination.

        AT&T entered into an employment/retention agreement with Mr. Ianna dated December 1, 2000. The agreement provided for a base salary of $700,000 per year. It also provided a targeted annual incentive award for the 2001 performance year of 100% of his then base salary with payout based on actual financial results. Mr. Ianna was also provided a 2001 long-term incentive award with a grant value of $8,000,000 and a commitment that his 2002 long-term incentive award would have a grant value of no less than $8,000,000. A special retention restricted share grant with a value of $4,200,000 was granted March 15, 2001, vesting on December 31, 2002, based on continued employment. Prior to December 31, 2002, the grant would vest in the event of death, disability, AT&T-initiated termination for other than cause, or termination for Good Reason. In addition, as part of his retention, effective January 1, 2001, Mr. Ianna was provided a $1,000,000 special deferral account with annual interest at the 30-year United States Treasury Note rate plus 2%, compounded quarterly, that vests 50% on December 31, 2001, and 50% on December 31, 2002, contingent upon continued employment, and a special cash payment of $300,000 net after taxes payable in February 2001. In the event of an AT&T-initiated termination for other than cause, Good Reason termination, or death or disability, any unvested portion of the special deferral account fully vests. The agreement also provided, with respect to his outstanding AT&T equity, the following:

  1.
  50,606 special options awarded in 2000, adjusted for the July 9, 2001, split-off of AWS, and the November 18, 2002, spin-off of AT&T Broadband and subsequent merger with Comcast and one-for-five reverse stock split as described in footnote 4 of the Summary Compensation Table, will vest under their original terms and conditions, provided, however, once vested they will remain exercisable for the full remaining term.
  2.
  168,085 special options, adjusted for the July 9, 2001, split-off of AWS, and the November 18, 2002, spin-off of AT&T Broadband and subsequent merger with Comcast and one-for-five reverse stock split as described in footnote 4 of the Summary Compensation Table; and restricted stock units, adjusted for these same corporate transactions as described in footnote 5, to 17,253 AT&T restricted stock units and 27,582 Comcast Stock Units granted in 1999 vested on December 31, 2002, contingent upon continued employment, and stock options will remain exercisable for the full remaining term. Vesting of these special 1999 stock options and restricted stock units will accelerate upon death, disability, approved retirement prior to age 65 by the Compensation and Benefits Committee of the Board, AT&T-initiated termination for other than cause, or Good Reason termination.
  3.
  All other stock options not referenced above that are outstanding as of December 31, 2000, including AWS stock options, to the extent not otherwise vested by virtue of their terms and conditions, vest upon retirement and remain exercisable for the full remaining term, provided such retirement is on or after December 31, 2002.
  4.
  Restricted stock units granted in March 2001 as part of the 2001 annual long-term incentive award that are not vested upon retirement will vest upon retirement, provided such retirement is on or after December 31, 2002.

        Mr. Ianna elected to participate in the Special Deferral Distribution during 2002 under which he received a payment in the form of shares of AT&T common stock equal to 90% of the present value of the vested portions of the special deferral accounts established on November 1, 1997, and January 1, 2001, as described above. (Refer to footnote 9 in the Summary Compensation Table for an explanation of the Special Deferral Distribution.)

        AT&T entered into an employment agreement with Mr. Cicconi dated July 29, 1998. The agreement provided for an initial base salary of $425,000 per year. It also provided for a guaranteed annual incentive award for the 1998 and 1999 performance years of no less than 80% of his then annual base salary, with his 1998 award prorated based on his partial service in that year. Mr. Cicconi was also awarded 7,300 performance shares covering the 1998-2000 performance period, which following the 1999 AT&T three-for-two stock split were adjusted to 10,950 performance shares, and an option to purchase, within ten years, 31,000 shares of AT&T common stock with a purchase price of $51.1875 per share granted September 1, 1998, adjusted as a result of the corporate transactions as described in footnote 4 of the Summary Compensation Table to reflect 24,011 AT&T stock options at a grant price of $49.8760. This option grant vested one-third each year beginning on September 1, 1999, based on continued company employment.

        In order to incent Mr. Cicconi to join AT&T, the agreement provided for (i) a hiring bonus of $240,000, paid as $10,000 per month over 24 months and contingent on continued company employment, and (ii) two awards each consisting of 7,300 performance shares for the 1997-1999 and 1996-1998 performance periods. Following the 1999 AT&T three-for-two stock split, the 7,300 performance shares for the 1997-1999 cycle were adjusted to 10,950 performance shares.

        Mr. Cicconi's agreement provides for certain entitlements in the event of his termination of employment from AT&T, for other than cause (as defined) or Long-Term Disability (as defined). In the event of a company- initiated termination within 72 months of his date of employment, the agreement provided for the following: a severance payment equal to the greater of (i) 200% of his base salary on his date of termination or (ii) $850,000; stock options granted under the hiring agreement and any future regular annual grants would continue to vest and be exercisable as if he remained an active employee; performance shares granted under the hiring agreement and any future regular annual performance share grants would be retained and distributed at the end of each respective three-year cycle; and a prorated annual bonus for the year of termination. In the event of a Company-initiated termination prior to the vesting of Mr. Cicconi's pension benefits under the AT&T pension plans or the vesting of his Company match under the AT&T Long Term Savings Plan for Management Employees, Mr. Cicconi would receive a payment for such accrued but not vested benefits.

        On April 2, 2001, AT&T entered into a special retention arrangement with Mr. Cicconi. Such arrangement established a $1,000,000 special deferral account which earned annual interest equal to the 30-year United States Treasury Note rate plus 2%, compounded quarterly. The account vested 100% on December 31, 2002. According to the arrangement, if Mr. Cicconi was terminated for cause or resigned for other than Good Reason (as defined) prior to December 31, 2002, the entire balance of the deferred account would have been forfeited. If, prior to December 31, 2002, Mr. Cicconi resigned from the Company for Good Reason, or if his employment was terminated due to death, disability, or for other than cause, the deferred account would have immediately vested and been payable in the quarter immediately following the quarter of termination. If Mr. Cicconi's employment terminated on or after December 31, 2002, the entire amount of the deferred account would be paid to him in a lump sum in the quarter following the quarter of his termination. However, on or before June 30, 2002, Mr. Cicconi could elect that the entire amount of his deferral account as of the end of any calendar quarter after December 31, 2002, be paid out on the earlier of (i) the quarter immediately following such calendar quarter or (ii) the quarter immediately following the quarter of his termination. On June 26, 2002, Mr. Cicconi made such an election to have his account distributed in April 2003.

        On October 30, 1997, AT&T entered into a special supplemental retirement arrangement with Mr. Petrillo. Such arrangement established an $870,000 special deferral account that earns annual interest equal to the 30-year United States Treasury Note rate, compounded quarterly. The account vests 100% on November 1, 2003. In the event that Mr. Petrillo resigns from the Company for Good Reason (as defined), or in the event of a Company-initiated termination for other than cause (as defined) prior to November 1, 2003, the entire amount of the deferral account as of November 1, 2003, will be paid to him in a lump sum in the quarter immediately following November 1, 2003. In the event of Mr. Petrillo's termination due to death or disability prior to November 1, 2003, the entire amount of the deferral account will be paid as a lump sum in the quarter immediately following the termination. If Mr. Petrillo's employment is terminated for cause or if he resigns for other than Good Reason prior to November 1, 2003, the entire amount of the deferral account will be forfeited. In the event of Mr. Petrillo's termination of employment on or after November 1, 2003, for any reason other than death, the deferred account will be paid to him in ten annual installments beginning in the calendar quarter immediately following the quarter of his termination.

        AT&T entered into an agreement with Mr. Eslambolchi on January 6, 2000, to mitigate higher housing costs associated with Mr. Eslambolchi's relocation to California. This agreement provided for an increase in annual base salary from $235,000 to $300,000. It also provided a special temporary allowance of $25,000 per month for a period of 36 months beginning with the month Mr. Eslambolchi closed on his home in California home contingent upon his continued employment with AT&T. Pursuant to the terms of this agreement Mr. Eslambolchi was provided a special lump sum payment of $800,000 plus a tax gross-up of $485,479 for a down payment on his new home in California provided that he used the equity in his then current home as part of the down payment. This special lump sum payment was paid on February 11, 2000. Mr. Eslambolchi resigned from the Company on December 3, 2000.

        In connection with the rehiring of Mr. Eslambolchi, AT&T entered into an employment/retention agreement with Mr. Eslambolchi on January 5, 2001. The agreement provided for a base salary of $450,000 per year. It also provided a targeted annual incentive award for the 2001 performance year of 75% of his then base salary and a 2001 long-term incentive award with a grant value of $1,350,000. The agreement also provided the following Special Equity Grants:

  1.
  75,000 stock options, 50% vesting after one year and 50% vesting after the second year that were adjusted at the July 9, 2001, split-off of AWS and the November 18, 2002, spin-off of AT&T Broadband and subsequent merger with Comcast and the one-for-five reverse stock split as described in footnote 4 of the Summary Compensation Table to 51,314 AT&T stock options; and
  2.
  10,000 restricted stock units, 100% vesting after three years that were adjusted at the July 9, 2001, split-off of AWS and the November 18, 2002, spin-off of AT&T Broadband and subsequent merger with Comcast and the one-for-five reverse stock split, as described in footnote 5 of the Summary Compensation Table, to 2,650 AT&T restricted stock and 4,237 Comcast Stock Units.

        Under this agreement Mr. Eslambolchi also received a Special Retention Payment equal to the sum of $3,462,603.87 on January 10, 2001. Mr. Eslambolchi's right to retain this payment is contingent upon his continued employment with the Company through the fifth anniversary of the agreement. If, prior to the fifth anniversary of the agreement, he voluntarily resigns from the Company or is terminated for cause (as defined), he will be required to repay to the Company the entire Special Retention Payment of $3,462,603.87 within 90 days of such termination of employment. In the event of Mr. Eslambolchi's termination of employment for any other reason including termination with Good Reason (as defined), prior to the fifth anniversary of the agreement, he will have no obligation to the Company with regard to this Special Retention Payment. This Special Retention Payment was amended on March 9, 2001, to provide Mr. Eslambolchi an additional $372,869.66, that was paid to him on January 11, 2002, bringing the total of the Special Retention Payment to $3,835,473.53. All other terms and conditions of the January 4, 2001, agreement remain unchanged and continue to apply.

        To address certain forfeitures with respect to Mr. Eslambolchi's former employment with and resignation from AT&T prior to his re-employment on January 4, 2001, AT&T agreed to make the following equity grants to Mr. Eslambolchi under a separate retention agreement on January 31, 2001:

  1.
  Three AT&T stock option grants which were adjusted at the July 9, 2001, split-off of AWS and the November 18, 2002, spin-off of AT&T Broadband and subsequent merger with Comcast and the one-for-five reverse stock split, as described in footnote 4 of the Summary Compensation Table, to 11,289, 20,525, and 27,846 AT&T stock options, with grant prices of $42.4150, $55.9345, and $74.1895, respectively, vesting 25% per year over four years;
  2.
  17,300 AT&T stock options granted at the then current market price of AT&T common stock, vesting three years following the date of the grant which were adjusted at the July 9, 2001, split-off of AWS and the November 18, 2002, spin-off of AT&T Broadband and subsequent merger with Comcast and the one-for-five reverse stock split, as described in footnote 4 of the Summary Compensation Table, to 11,836 AT&T stock options;

  3.
  14,700 AT&T restricted stock units vesting three years following the date of the grant that were adjusted at the July 9, 2001, split-off of AWS and the November 18, 2002, spin-off of AT&T Broadband and subsequent merger with Comcast and the one-for-five reverse stock split, as described in footnote 5 of the Summary Compensation Table, to 3,896 AT&T restricted stock units and 6,228 Comcast Stock Units;
  4.
  26,400 AWS Group tracking stock options granted at the then current market price of the AWS Group tracking stock vesting 25% after six months and 6.25% per calendar quarter thereafter;
  5.
  75,000 AWS Group tracking stock options granted at the then current market price of the AWS Group tracking stock vesting 33.33% per year over three years;
  6.
  Seasoned Performance Shares for the 1999-2001 and 2000-2002 performance cycles equal to performance shares that were cancelled upon Mr. Eslambolchi's resignation; and
  7.
  Special cash payment equal to the performance share payment for the 1998-2000 performance cycle for the number of performance shares that were cancelled upon Mr. Eslambolchi's resignation.

        The grants described above are subject to the terms and conditions set forth in the applicable Stock Option, Restricted Stock Unit, and Performance Share Agreements.

        AT&T entered into an employment agreement with Mr. Armstrong dated October 17, 1997. Pursuant to the terms of an Employee Benefits Agreement between AT&T and AT&T Broadband Corp., dated December 19, 2001, at the time the AT&T Broadband spin-off, AT&T Broadband assumed Mr. Armstrong's employment agreement effective November 18, 2002, and AT&T's obligations under the employment agreement ceased except as specifically provided below. Pursuant to the terms of the Merger Agreement among AT&T Corp., AT&T Broadband Corp., and Comcast Corporation, Comcast entered into an employment agreement with Mr. Armstrong, effective as of the completion of the spin-off and merger on November 18, 2002, to serve as Chairman of the Board of Comcast.

        To address certain forfeitures experienced when Mr. Armstrong left his previous employer, AT&T paid a premium of $2,050,000 in 1998 to purchase a split-dollar survivorship insurance policy insuring Mr. Armstrong and his spouse. Such policy will, upon the death of the last surviving insured, provide insurance proceeds equal to the sum of the face amount of the policy and the policy's cash value. An amount equal to the policy face amount shall be payable to Mr. Armstrong's beneficiaries or to a trust that may be established to own Mr. Armstrong's interest in such policy. The balance of the proceeds will be paid to AT&T and, from its share of the death benefit, AT&T will pay an AT&T-paid death benefit to Mr. Armstrong's beneficiaries equal to the death benefit received by AT&T, minus the AT&T-paid premium. The face amount of such split-dollar survivorship insurance policy will be determined in accordance with the underwriting requirements of the insurance company providing such coverage, based on AT&T's premium payment of $2,050,000 and additional premium payments, if any, that Mr. Armstrong may be eligible for under any similar program adopted by AT&T for its senior executives and in which Mr. Armstrong has elected to participate.

        Although Comcast assumed the supplemental pension arrangement provided for in Mr. Armstrong's October 17,1997, employment agreement, in exchange for a lump sum payment that was provided by Comcast to AT&T, calculated based on a 6.5% discount and the mortality assumptions used to perform the actuarial valuation of AT&T's pension plans for funding purposes as in effect on the date of the spin-off and merger, AT&T agreed to pay to Mr. Armstrong a supplemental pension benefit of $97,228 per month following his termination of employment from Comcast. This supplemental pension shall be in addition to any qualified and non-qualified pension payments to which Mr. Armstrong is otherwise entitled under the AT&T Management Pension Plan, the AT&T Excess Benefit and Compensation Plan, and the AT&T Non-Qualified Pension Plan or any other plan sponsored by AT&T and its subsidiaries (together, the Plans), which payments will be determined in accordance with the Plans and will not affect the amount of the supplemental pension benefit.

        AT&T shall continue its obligation to indemnify Mr. Armstrong and provide insurance coverage, and such coverage shall continue in effect with respect to Proceedings (as defined in the October 17, 1997, employment agreement) to which he is made a party or threatened to be made a party by reason of the fact that he was a director, officer, or employee of AT&T, or was serving at the request of AT&T as a director, officer, member, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceedings is Mr. Armstrong's alleged action in an official capacity while serving as a director, officer, member, employee, or agent of AT&T; provided that the coverage that AT&T is obligated to provide shall only be coverage to the extent AT&T provides such coverage to its other former senior executive officers.

        AT&T shall continue to bear all costs incurred by Mr. Armstrong should any dispute arise under or in connection with the October 17, 1997, employment agreement for the period of his employment with AT&T, that is resolved either by third party arbitration of the dispute, or by binding arbitration held in the State of New Jersey in accordance with the rules of the American Arbitration Association should Mr. Armstrong prevail in such mediation, arbitration, or litigation on any material issue.

        Subject to Mr. Armstrong's continued adherence to the AT&T non-competition policy for a period of two years following the merger, AT&T has agreed that Mr. Armstrong and his eligible dependents will be eligible to enroll for coverage under the AT&T Separation Medical Plan offered by AT&T to certain former senior managers at any time after the termination of Mr. Armstrong's medical coverage from Comcast, AT&T Broadband Corp., and their respective affiliates and successors (with the understanding and agreement that if Mr. Armstrong enrolls in such medical coverage and his coverage subsequently lapses, he will not be entitled to re-enroll). Mr. Armstrong will be responsible for the same portion (currently 30%) of the annual premium for this medical coverage applicable from time to time to those individuals who are similarly situated former senior managers at the time he begins coverage.

        During Mr. Armstrong's employment with Comcast, Comcast will pay the annual premiums for continuation of Mr. Armstrong's $4,500,000 Senior Management Universal Life Insurance policy. At such time as Comcast is no longer obligated to pay such premiums, AT&T shall resume paying the premiums and shall continue to do so through the 15th anniversary of the date of issuance of the policy. Since the annual premiums paid by AT&T will be taxable to Mr. Armstrong as ordinary income, AT&T will include an additional amount (i.e., a federal tax gross-up) to provide the benefit with a minimal after-tax cost.

        Upon the completion of the spin-off of AT&T Broadband and the subsequent merger with Comcast, AT&T granted Mr. Armstrong a completion bonus equal to $2,500,000 that was credited to a special individual deferred account with interest credited at the end of each calendar quarter a rate equal to one-quarter of the average annual rate applicable to the actively traded 10-year United States Treasury Notes for the prior calendar quarter plus 0.5%. This deferred account is 100% vested. This deferred account, including interest, shall be paid in ten approximately equal annual installments beginning in the calendar quarter immediately following Mr. Armstrong's 65th birthday.

SENIOR OFFICER SEPARATION PLAN

        In 1997, AT&T adopted the Senior Officer Severance Plan, since renamed the Senior Officer Separation Plan, or Separation Plan, for members of the Operations Team as constituted at that time and certain members of the Senior Management Team (a total of ten executives, two of whom remain with AT&T). Under the Separation Plan, if covered executives (i) are terminated by AT&T for other than cause (as defined in the Separation Plan) or (ii) self-initiate termination for Good Reason (as defined in the Separation Plan), they will be provided a severance payment equivalent to two times the sum of base salary plus target annual incentive in effect at termination. The severance amount payable may be deferred for up to five years with up to five annual payments thereafter. Deferred amounts will be credited with interest based on the interest rate formula in effect for the Senior Management Incentive Award Deferral Plan on the Separation Plan effective date. In addition, covered executives who terminate under the terms of the Separation Plan will be entitled to certain other post-termination benefits that are generally made available from time to time to retired executive officers and senior managers. The Separation Plan was amended and restated as of January 1, 2003, to provide enhanced severance payments, as approved by the Board in October 2000, in the event of a Change in Control, and amended as of March 31, 2003, to include certain additional senior officers. In the event of a Change in Control, as such term is defined in the 1997 LTIP, the severance payment provided to a covered executive terminated within two years following such Change in Control will be the sum of three times base salary plus three times target annual incentive plus three times the value of the annual grant of restricted stock units at target. The amendments also provide protection in the form of a gross-up in the event payments are subject to excise tax under Sections 280G and 4999 of the Internal Revenue Code.

PENSION PLANS

        AT&T maintains the AT&T Management Pension Plan, a non-contributory pension plan that covers all management employees, including the Named Officers listed in the Summary Compensation Table. The normal retirement age under this plan is 65; however, retirement before age 65 can be elected under certain conditions.

        The AT&T Management Pension Plan was amended in 1997 to update the adjusted career average pay formula for computing pensions. Effective August 1, 1997, the adjusted career average pay formula was 1.6% of the average annual pay for the three years ending December 31, 1996, times the lesser of (a) 105% of the number of years of service prior to January 1, 1997, or (b) the number of years of service prior to January 1, 1997, plus one. Only the base salary was taken into account in the formula used to compute pension amounts for the Named Officers and other senior managers under the adjusted career average pay formula. No service or compensation after December 31, 1996, was used to calculate an employee's normal retirement benefit under the adjusted career average pay formula.

        Effective January 1, 1998, the AT&T Management Pension Plan was further amended to convert the plan to a cash balance design. Under the new design, a hypothetical cash balance account was established for each participant for record-keeping purposes. Each year a participant's cash balance account is credited with (a) a pay credit based on the participant's age and eligible pay for that year, and (b) an interest credit based on the participant's account balance as of the end of the prior year. Effective January 1, 1998, an eligible participant's cash balance account received an initial credit based on a conversion benefit equal to the participant's normal retirement benefit under the adjusted career average pay formula described above multiplied by a conversion factor based on the participant's age as of December 31, 1996. The initial pay credit was made as of January 1, 1998, based on the participant's eligible pay for 1997, and the initial interest credit was made as of January 1, 1998, based on the conversion benefit. Only base salary is considered eligible pay under the cash balance design for the Named Officers and other senior managers. Interest credits are calculated at the effective annual rate of 7% for calendar years 1997, 1998, 1999, and 2000; 5.5% for calendar years 2001 and 2002; and 4% thereafter. Under the cash balance design, a participant's benefit is determined by projecting interest credits to his or her cash balance account to age 65, converting the projected cash balance account to an annuity, and reducing that annuity for early commencement. A participant's benefit under the plan after conversion to the cash balance design will be no less than the benefit calculated under the career average pay formula as adjusted in 1997.

        Federal laws place limitations on pensions that may be paid from the pension trust related to the AT&T Management Pension Plan. Pension amounts based on the AT&T Management Pension Plan formula that exceed the applicable limitations will be paid as an operating expense.

        AT&T also maintains the AT&T Non-Qualified Pension Plan. Under the plan, annual pensions for Messrs. Armstrong, Cicconi, Dorman, Eslambolchi, Ianna, and Petrillo, and Ms. Bernard, and other senior managers are computed based on actual annual bonus awards under AT&T's Short-Term Incentive Plan. Pension benefits under this plan will commence at the same time as benefits under the AT&T Management Pension Plan. The annual pension amounts payable under this plan are equal to no less than the greater of the amounts computed under the Basic Formula or Alternate Formula that were amended in 1997 and are described below.

Basic Formula

        For the three-year period ending December 31, 1996, 1.6% of the average of the actual annual bonus awards times the lesser of (a) 105% of the number of years of service prior to January 1, 1997, or (b) the number of years of service prior to January 1, 1997, plus one.

Alternate Formula

        The excess of (a) 1.7% of the adjusted career average pay over (b) 0.8% of the covered compensation base times the lesser of (i) 105% of the number of years of service prior to January 1, 1997, or (ii) the number of years of service prior to January 1, 1997, plus one, minus the benefit calculated under the AT&T Management Pension Plan formula (without regard to limitations imposed by the Internal Revenue Code). For purposes of this formula, adjusted career average pay is the average annual compensation for the three-year period ending December 31, 1996, without regard to the limitations imposed by the Internal Revenue Code. The covered compensation base used in this formula is the average of the maximum wage amount for which an employee was liable for Social

Security Tax for each year beginning with 1961 and ending with 1996. In 1996, the covered compensation base was $27,600.

        No service or compensation after December 31, 1996, is used to calculate an employee's normal retirement benefit under the Basic Formula or Alternate Formula.

        Effective January 1, 1998, the AT&T Non-Qualified Pension Plan was further amended to convert the plan to a cash balance pension design. Under the new design, a hypothetical cash balance account is established for each participant for record-keeping purposes. Each year a participant's cash balance account is credited with (a) an award credit based on the participant's age and short-term award paid in that year and (b) an interest credit based on the participant's account balance as of the end of the prior year. Effective January 1, 1998, an eligible participant's cash balance account received an initial credit based on a conversion benefit equal to the participant's normal retirement benefit under the Basic Formula described above multiplied by a conversion factor based on the participant's age as of December 31, 1996. The initial award credit was made as of January 1, 1998, based on the participant's short-term award paid in 1997, and the initial interest credit was made as of January 1, 1998, based on the conversion benefit. Interest credits are calculated at the effective annual rate of 7% for calendar years 1997, 1998, 1999, and 2000; 5.5% for 2001 and 2002; and 4% thereafter. Under the cash balance design, a participant's benefit is determined by projecting interest credits to his or her cash balance account to age 65, converting the projected cash balance account to an annuity, and reducing that annuity for early commencement in the same manner as under the AT&T Management Pension Plan.

        Senior managers and certain other management employees who were hired at age 35 or over prior to January 1, 1997, are covered by a supplemental AT&T Mid-Career Pension Plan. For qualified managers retiring with at least five years at a senior level, the plan provides additional credits at approximately one-half the rate in the AT&T Management Pension Plan. The number of credits is equal to the lesser of (i) actual years of net credited service at retirement, or (ii) the employee's age at the time of hire minus 30. In addition, the AT&T Mid-Career Pension Plan was amended to provide that liability with respect to senior managers actively employed on January 1, 1998, be transferred to the AT&T Non-Qualified Pension Plan and converted to cash balance as described above.

        Pension amounts under the AT&T Management Pension Plan formula, the AT&T Non-Qualified Pension Plan, or the AT&T Mid-Career Pension Plan are not subject to reductions for Social Security Benefits or other offset amounts. If Messrs. Cicconi, Dorman, Eslambolchi, Ianna, and Petrillo, and Ms. Bernard continue in the positions as previously stated and retire at the normal retirement age of 65, the estimated annual pension amount payable under the AT&T Management Pension Plan formula and the AT&T Non-Qualified Pension Plan would be $706,700, $2,021,500, $1,006,600, $936,600, $886,000, and $1,404,900, respectively. Assuming he does not commence his pension until age 65, Mr. Armstrong's estimated annual pension under these plans would be $362,400. Amounts shown are straight life annuity amounts not reduced by a joint and survivorship provision that is available to these officers.

        In 1997, AT&T began purchasing annuity contracts to satisfy its unfunded obligations to retired senior managers under the AT&T Non-Qualified Pension Plan. In the event AT&T purchases an annuity contract for any of the Named Officers, the pension payments for such officer will vary from those set forth above. In such instance there would be a tax gross-up payment to the officer, and annuity benefits paid by the annuity provider will be reduced to offset the tax gross-up payment. The after-tax pension benefit will be the same as the after-tax benefit the participant would otherwise have received under the AT&T Non-Qualified Pension Plan. Receipt of the annuity is contingent on the signing of a two-year non-competition agreement that, should competitive activity occur within the two-year period, gives AT&T the right to seek injunctive relief and to recapture any amounts already paid out under the annuity contract.

        As part of his employment agreement described above, AT&T entered into a supplemental pension arrangement with Mr. Dorman in 2000 which was amended in 2003. Pursuant to Mr. Dorman's arrangement, if he continues in his position as previously stated and retires at the normal retirement age of 65, the estimated pension amount payable under the agreement that supplements the annual pension amount payable under the AT&T Management Pension Plan and the AT&T Non-Qualified Pension Plan, but prior to offsets, if any, due to pension benefits payable by former employers, would be $1,737,300.

        As part of her employment agreement described above, AT&T entered into a supplemental pension arrangement with Ms. Bernard in 2002 which was amended in 2003. Pursuant to Ms. Bernard's arrangement, if she continues in her position as previously stated and retires at the normal retirement age of 65, the estimated pension amount payable under the agreement that supplements the annual pension amount payable under the AT&T Management Pension Plan and the AT&T Non-Qualified Pension Plan, but prior to offsets, if any, due to pension benefits payable by former employers, would be $607,000.

        In 1997, AT&T also entered into special individual non-qualified supplemental retirement arrangements with Messrs. Ianna and Petrillo as described above under their employment agreements. Under these arrangements, on November 1, 1997, deferred accounts were credited with initial balances of $828,000 and $870,000, respectively, and credited interest as of the end of each calendar quarter at a rate equal to one-quarter of the average 30-year United States Treasury Bond rate in effect for the last previous quarter.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indebtedness of Management

        On March 19, 1999, in connection with his employment agreement with AT&T and British Telecom to become Chief Executive Officer of the global venture formed by AT&T and British Telecom, AT&T loaned the amount of $2,000,000 to Mr. Dorman, who was subsequently elected President of AT&T on December 1, 2000. This loan was made for the purpose of permitting Mr. Dorman to repay loans made to him by a previous employer. Repayment of this loan was demanded and made in full in January 2001, and a new loan for the same purpose and the same amount was made by AT&T to Mr. Dorman in its place effective January 2, 2001. The new loan, originally to be repaid by the earliest of April 1, 2002, Mr. Dorman's termination of employment, or upon his death, was extended and repaid in full on June 6, 2002.

        AT&T made additional loans to Mr. Dorman in the amounts of $3,790,520.99 on December 28, 2000, and $1,240,339.73 on April 13, 2001. The purpose of these loans was to provide funds for Mr. Dorman to pay federal withholding taxes resulting from his election under Section 83(b) of the Internal Revenue Code to include in his 2000 taxable wage base the fair market value of 715,999 restricted shares of AT&T common stock that were granted to Mr. Dorman at the time of his election as President of AT&T. These loans were to be repaid by the earliest of December 31, 2002, Mr. Dorman's termination of employment, or upon his death. A portion of the balance of the loans was repaid by Mr. Dorman on September 25, 2002, pursuant to an arrangement by which the Company applied the net after-tax proceeds of a special cash distribution, $685,491.77, in settlement of his deferred compensation balances equal to the cash equivalent of what he would have otherwise received had he participated in the Special Deferral Distribution payable in shares of AT&T common stock. (Refer to footnote 9 to the Summary Compensation Table for an explanation of the Special Deferral Distribution.) In addition, Mr. Dorman repaid the remaining balance of $4,345,368.95 on December 30, 2002. Mr. Dorman has no remaining outstanding loans from AT&T after December 30, 2002.

        Interest on the above loans has been forgiven by AT&T. The forgiven interest, at the applicable federal short-term rate established by the IRS under Section 1274(d) of the Internal Revenue Code in effect for each month that there was an outstanding balance on each loan, results in imputed income to Mr. Dorman. Mr. Dorman is responsible for the payment of any income taxes resulting from all such imputed income.

        Mr. Eslambolchi received Special Retention Payments on January 10, 2001, and January 11, 2002, totaling $3,835,473.53 pursuant to the terms of his employment agreement (refer to page 35). If, prior to the fifth anniversary of Mr. Eslambolchi's employment agreement, he voluntarily resigns from the Company or is terminated for cause, Mr. Eslambolchi will be required to repay to AT&T the entire Special Retention Payment of $3,835,473.53 within 90 days of such termination of employment. Following such termination AT&T would be permitted to apply to repayment of such amount any payments of compensation, including but not limited to salary and vacation pay unpaid as of Mr. Eslambolchi's termination of employment, Long-Term and Annual Incentive Awards related to Mr. Eslambolchi's employment, less any amounts required to be withheld for FICA, and for federal, state, and local income taxes, to the unpaid balance. Mr. Eslambolchi would continue to be obligated to repay any unpaid balance that remained after the application of such payments. If the entire amount were not repaid within 90 days following such termination of employment, Mr. Eslambolchi would also be required to pay interest on the unpaid balance for any period in which there is an unpaid balance, at the Prime Rate of interest as published in the Wall Street Journal on the first business day of each month.

Hostetter Transactions

        AT&T, Meteor Acquisition Inc., and MediaOne Group, Inc. (MediaOne) entered into an Agreement and Plan of Merger dated May 6, 1999. Amos B. Hostetter, Jr., a significant shareowner of MediaOne, assisted AT&T in negotiating an agreement, to the extent permitted by his shareowner agreement with MediaOne. On July 21, 1999, Mr. Hostetter was elected to serve on the AT&T Board. The merger was consummated on June 15, 2000. Upon completion of the distribution of merger consideration by AT&T, Mr. Hostetter received 39,770,261 shares of AT&T common stock and a cash payment of $1,734,800,958.13. Mr. Hostetter also received, through a charitable foundation, a cash payment of $424,024,097.34 and 9,720,740 shares of AT&T common stock, for which he disclaims beneficial ownership.

        Mr. Hostetter, indirectly through investment companies, holds a greater than 10% attributable ownership interest in one private company, Emperative, Inc., that may derive a significant percentage of its revenues from AT&T in 2003.

OTHER INFORMATION

        A Directors' and Officers' liability policy was purchased, effective July 31, 2002, with National Union Fire Insurance Co. of Pittsburgh, PA, and other insurance companies. The policy insures AT&T for certain obligations incurred in the indemnification of its Directors and Officers under New York law or under contract, and insures Directors and Officers when such indemnification is not provided by AT&T.

        The cost of soliciting proxies in the accompanying form is paid by AT&T. In addition to solicitations by mail, a number of regular employees of the Company and of its subsidiaries may solicit proxies in person or by telephone. AT&T has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies, at an estimated cost of $25,000 plus reimbursement of reasonable out-of-pocket expenses.

        The above notice and proxy statement are sent by order of the Board of Directors.

Robert S. Feit Vice President – Law and Secretary

Dated: April 17, 2003

APPENDIX A

AT&T CORP.

AUDIT COMMITTEE CHARTER

I.    COMMITTEE MEMBERS

        The Audit Committee shall consist of at least three members. Members of the committee are appointed by the Board of Directors from time to time and may be removed by the Board of Directors at any time. Each member of the Committee shall be independent directors, as determined by the Board of Directors in accordance with the applicable rules of the New York Stock Exchange ("NYSE"), the Securities and Exchange Commission ("SEC") and the Sarbanes-Oxley Act (the "Act"). Committee members shall be chosen based on their competence and ability to add substance to the deliberations of the Committee. All members of the Committee will have a general understanding of basic finance and accounting practices. The Board of Directors will determine if any member is a "financial expert" as defined by the SEC.

        Each Committee member is prohibited from accepting, directly or indirectly, any fees from the Company other than for service as a member of the Board of Directors or committee thereof, and each member will be free from any financial, family, or other material relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment.

II.    PURPOSES

        The role of the Committee is to assist the Board in fulfilling its financial, legal and regulatory oversight responsibilities. The Committee's primary responsibilities are to assist Board oversight of:

  •
  The integrity of the Company's financial statements, and its financial reporting processes and systems of internal controls regarding finance, legal, risk management, accounting, and information systems.

  •
  The Company's compliance with legal and regulatory requirements.

  •
  The independence, qualifications and performance of AT&T's independent accountants and the Internal Audit Department.

  •
  The business ethics and conduct function.

  •
  The facilitation and maintenance of an open avenue of communication among the Board of Directors, Senior Management, the Internal Audit Department, and the independent accountants.

III.    RESPONSIBILITIES AND DUTIES

        The Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and provide reasonable assurance to the Board that the accounting and reporting practices of the corporation meet applicable requirements and that an effective business ethics program exists.

         A. REVIEWS AND PROCEDURES

  •
  Determine and advise management of the appropriate funding which the Company is required to provide under the Act for the compensation of the Company's outside auditors and any advisors retained by the Committee.

  •
  Review the adequacy of the quarterly and annual SEC certification process and disclosures.

  •
  Discuss the unaudited quarterly financial statements and annual audited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", prior to filing with the SEC. The review should include discussions with management, including the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, the Internal Audit Department, and the independent accountants, of significant issues regarding accounting principles, practices, and judgments. Discuss earnings press releases as well as financial information and earnings guidance provided to analysts and ratings agencies.

  •
  Discuss policies with respect to risk assessment and risk management.

  •
  Prepare a report to shareholders as required by the SEC to be included in the Company's annual proxy statement.

  •
  Maintain minutes or other records of meetings and activities.

  •
  Keep the Board of Directors informed on a regular basis of the Committee's activities.

  •
  Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee has direct access to anyone in the Company.

  •
  Establish and review on a periodic basis the adequacy of the Company's procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by the Company employees of concerns regarding questionable accounting or auditing matters.

  •
  Review any reports required by the SEC and/or NYSE to be presented to the Committee.

  •
  Review with the staffs of the Accounting, Internal Audit and Legal Departments their procedures and reports for assuring that the Company's internal controls and policies for assuring compliance with legal requirements are adequate and functioning.

         B.    INTERNAL AUDIT DEPARTMENT

  •
  The appointment and replacement of the senior internal auditing executive shall be made in consultation with the Committee. The senior internal auditing executive shall report to the Company's CFO and to the Committee.

  •
  Review the scope of the Internal Audit Department's plans and a summary of significant reports to management prepared by the Internal Audit Department and management's responses.

  •
  Review the Internal Audit Department's activities, annual and quarterly reports, and any recommendations to the Committee. Review the mission and objectives, resources, reporting relationships, and independence of the Internal Audit Department.

         C.    INDEPENDENT ACCOUNTANTS

  •
  Appoint and/or terminate the Company's independent accountants.

  •
  Be responsible for resolving disagreements between the Company's management and its independent accountants.

  •
  Instruct the independent accountants that they report directly to the Committee.

  •
  Oversee the work of the independent accountants.

  •
  Preapprove all audit and non-audit services fees to be paid to and terms of the engagement with the independent accountants.

  •
  Periodically review the non-audit professional services fees to be paid to the independent accountants with the full Board of Directors.

  •
  Ensure that a formal statement delineating all relationships between the independent accountants and the Company is received from the independent accountants annually. The Committee shall discuss with the independent accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

  •
  Meet with the independent accountants and financial management of the Company to review the scope of the proposed external audit for the current year. The external audit scope shall include a requirement that the independent accountants inform the Committee of any significant changes in the independent accountant's original audit plan and that the independent accountants will conduct an interim financial review prior to the Company's earnings release and quarterly filing with the SEC.

  •
  Obtain from the independent accountants the auditor reports required under Section 10A of the Securities Exchange Act of 1934, that include (1) all critical accounting policies and practices to be used; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; and (3) other material written communications between the independent accountants and management of Company, such as any management letter or schedule of unadjusted differences.

  •
  Obtain and review a report from the independent accountants at least annually regarding (a) the accountant's internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent accountants and the Company. Evaluate the qualifications, performance and independence of the independent accountants, including considering whether the accountant's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the accountant's independence, and taking into account the opinions of management and the senior internal auditing executive. The Committee shall present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the accountants.

  •
  Discuss with the independent accountants the internal audit responsibilities, budget and staffing and any recommended changes in the planned scope to the internal audit.

  •
  Establish clear hiring policies for employees or former employees of the independent accountants.

  •
  Assure compliance with provisions of the Act and SEC regulations relating to audit partner rotation.

  •
  Recommend to the Board policies for the Company's hiring of employees or former employees of any independent auditor who participated in any capacity in the audit of the Company or its affiliates.

  •
  Obtain from the independent accountants assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

         D.    COMPANY MANAGEMENT

  •
  Receive an annual report from the Chief Financial Officer and the Controller relating to accounting policies used in the preparation of the Company's financial statements (specifically those policies for which management is required to exercise discretion or judgment regarding the implementation thereof).

  •
  Receive quarterly reports from the Chief Financial Officer and the Controller relating to significant accounting developments and issues, particularly with respect to reserves, accounting changes and other financial information.

  •
  Review the possible impact of any impending significant changes in accounting standards or rules as promulgated by the FASB, SEC or others.

  •
  Review with the Company's general counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

  •
  Review the annual management representation letter provided by management to the independent accountants.

  •
  Advise financial management and the independent accountants to discuss with the Committee their qualitative judgments about the quality, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company.

         E.    INTERNAL CONTROLS AND RISK MANAGEMENT

  •
  Make inquiries of management and the independent accountants concerning the adequacy of the Company's system of internal controls.

  •
  Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

  •
  Review the management letter provided by the independent accountants and management's action plan.

         F.    BUSINESS ETHICS AND CONDUCT

  •
  Provide oversight to the Business Ethics and Conduct program.

  •
  Require management to report on procedures that provide assurance that the Company's mission, values, and Code of Conduct are properly communicated to all employees on at least an annual basis.

  •
  Review the Company's Code of Conduct program annually and direct management to establish a system reasonably designed to assure compliance with the Code.

  •
  Review annual results of compliance with the Code of Conduct.

  •
  Obtain reports from management, the Company's senior internal auditing executive and the independent accountants that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct, including disclosures of insider and affiliated party transactions.

  •
  Review the report of the senior internal auditing executive regarding the expenses of, the perquisites paid to, and the conflicts of interest, if any, of members of the Company's senior management.

  •
  The Company's management is required to bring to the attention of the Audit Committee any internal or external communications regarding criticisms of the Company's financial reporting.

  •
  Consider any Code of Conduct violations involving the CEO or senior management and report findings to the Board.

IV.    DELEGATION

        The Committee may delegate its duties and responsibilities to a subcommittee consisting of one or more members of the Committee, or to senior officers of the Company. Any delegation may be made only to the extent permitted by the NYSE rules, SEC rules and applicable law.

 V.    ADVISERS

        The Committee has the authority to retain and obtain advice from internal and external legal, accounting and other advisors as it determines necessary and appropriate to carry out its duties.

VI.    ANNUAL PERFORMANCE EVALUATION

        The Committee shall conduct an annual review of the Committee's performance, periodically assess the adequacy of its charter (at least annually) and recommend changes to the Board as needed. The charter should be published at least every 3 years in accordance with SEC regulations.

VII.  MEETINGS

        Meetings of the Audit Committee shall be held upon call by the Chairman of the Board or the Chairman of the Committee. The Committee will meet at least four times annually. Additional meetings may occur more frequently as circumstances dictate. The Committee chairman shall approve an agenda in advance of each meeting.

        The Committee shall meet privately in executive session at least quarterly with the senior internal auditing executive, the independent accountants, such other members of management as deemed appropriate and as a committee to discuss any matters that the Committee believes are relevant to fulfilling its responsibilities.

TRAVEL DIRECTIONS

From the Savannah/Hilton Head International Airport:    Take I-95 South to Exit 99A (I-16 East Savannah). Follow I-16 East to Exit 166 (Gwinnett & Louisville Road, Charleston). Follow Route 17 North that will take you over the Talmadge Bridge to Hutchinson Island (stay in the right lane). Turn right at the base of the bridge and follow the signs to the Savannah International Trade & Convention Center.

From I-95 South to Savannah:    Take I-95 South to Exit 99A (I-16 East Savannah). Follow I-16 East to Exit 166 (Gwinnett & Louisville Road, Charleston). Follow Route 17 North that will take you over the Talmadge Bridge to Hutchinson Island (stay in the right lane). Turn right at the base of the bridge and follow the signs to the Savannah International Trade & Convention Center.

From I-95 North to Savannah:    Take I-95 North to Exit 99A (I-16 East Savannah). Follow I-16 East to Exit 166 (Gwinnett & Louisville Road, Charleston). Follow Route 17 North that will take you over the Talmadge Bridge to Hutchinson Island (stay in the right lane). Turn right at the base of the bridge and follow the signs to the Savannah International Trade & Convention Center.

From I-16 to Savannah:    Take I-16 East to Exit 166 (Gwinnett & Louisville Road, Charleston). Follow Route 17 North that will take you over the Talmadge Bridge to Hutchinson Island (stay in the right lane). Turn right at the base of the bridge and follow the signs to the Savannah International Trade & Convention Center.

Parking Information:    Ample parking is provided for shareowners at no charge in the rear of the convention center facility. From the parking area, shareowners will be directed to the annual meeting venue that is located in Exhibit Hall B. The Savannah International Trade & Convention Center is fully compliant with the Americans with Disabilities Act and provides designated handicapped parking for visitors.

                One AT&T Way
                Bedminster, NJ 07921-0752

Recycled Paper	ATT-PS-2003

AT&T Corp. c/o EquiServe P.O. Box 8563 Edison, NJ 08818-8563	118th Annual Meeting of Shareowners
Wednesday, June 11, 2003
9:30 a.m. local time (Doors open at 8:30 a.m.)
Savannah International Trade & Convention Center
Exhibit Hall B
One International Drive
Savannah, GA 31402
 (Travel directions are located on
the back inside cover of the Proxy
Statement.)	ADMISSION TICKET Please present this ticket for admittance of shareowner(s) named below.

VOTE BY TELEPHONE OR INTERNET

Your telephone or Internet vote authorizes the Proxy Committee to vote your shares in the same manner as if you marked, signed, and returned your proxy card. For telephone or Internet voting, you will need to enter your individual 9-digit Control Number located above your name and address in the lower left section of the card.

TELEPHONE:	CALL 1-800-273-1174 from any touch-tone telephone.....ANYTIME.
• To vote as your Board of Directors recommends on ALL items.....PRESS 1. • If you prefer to vote on each of the 6 items separately.....PRESS 0.

ITEM 1:	To vote FOR ALL nominees.....PRESS 1; to WITHHOLD FROM ALL nominees.....PRESS 9;
to WITHHOLD FROM AN INDIVIDUAL nominee.....PRESS 0.

	NOMINEES:	(01) K.T. Derr, (02) D.W. Dorman, (03) M.K. Eickhoff, (04) F.C. Herringer, (05) A.B. Hostetter, Jr., (06) S.A. Jackson, (07) J.C. Madonna, (08) D.F. McHenry, and (09) T.L. White.

ITEMS 2-6:	To vote FOR.....PRESS 1; to vote AGAINST.....PRESS 9; to ABSTAIN.....PRESS 0.
INTERNET:	THE WEBSITE IS http://att.proxyvoting.com/
SIGN UP FOR ELECTRONIC ACCESS TO PROXY MATERIALS
For your convenience, AT&T provides shareowners with an opportunity to electronically access, view, and download the AT&T Annual Report and Proxy Statement on the AT&T Investor Relations Website at http://www.att.com/ir. With this fast and easy electronic access feature, shareowners will no longer receive paper copies of these documents. To sign up for Electronic Access, please mark the Electronic Access box below, or follow the instructions provided when you vote by telephone or Internet.

DETACH CARD IF MAILING. IF YOU HAVE VOTED BY TELEPHONE OR INTERNET, DO NOT RETURN YOUR PROXY CARD.
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☒	Please mark votes as in this example.
Your Directors recommend a vote "FOR" Items 1 and 2.....and "AGAINST" Items 3, 4, 5, and 6.

		FOR ALL nominees	WITHHOLD FROM ALL nominees			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	Election of Directors	☐	☐	2.	Ratification of Auditors	☐	☐	☐	3.	Term Limits for Outside Directors	☐	☐	☐

									4.	Amend Equal Opportunity Statement	☐	☐	☐
For all nominees except as noted below:
									5.	CEO Compensation	☐	☐	☐

									6.	Employee Pension Plan	☐	☐	☐

									Electronic Access			☐
(I prefer to access the annual report and proxy statement electronically).
									I/We plan to attend the Annual Meeting.			☐

Signature(s):                                                                                                                            Date                                                               , 2003

  Please sign this proxy as name(s) appears above and return it promptly whether or not you plan to attend the annual meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the annual meeting and decide to vote by ballot, such vote will supersede this proxy.

NOTICE OF MEETING

The 118th Annual Meeting of Shareowners of AT&T Corp. (the Company) will be held at the Savannah International Trade & Convention Center, One International Drive, Savannah, Georgia, on Wednesday, June 11, 2003, at 9:30 a.m., local time, for the following purposes:

•
to elect nine directors;

•
to ratify the appointment by the Audit Committee of independent auditors to examine the Company's accounts; and

•
to conduct any other business, including shareowner proposals, as may properly come before the meeting or any adjournment or postponement of the meeting.

Shareowners at the close of business on April 17, 2003, are entitled to vote their proxies. Only shareowners with an admission ticket or proof of stock ownership will be admitted to the meeting.

Robert S. Feit Vice President—Law and Secretary

April 17, 2003

IMPORTANT NOTICE: If you attend the meeting, you may be asked to present valid government-issued photo identification, such as a driver's license or passport, before being admitted. Cameras, recording devices, and other electronic devices will not be permitted, and attendees may be subject to security inspections or other security precautions.

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PROXY
AT&T Corp. One AT&T Way, Bedminster, NJ 07921-0752

This proxy is solicited on behalf of the Board of Directors for the annual meeting on June 11, 2003

The undersigned hereby appoints D.W. Dorman, M.K. Eickhoff, and D.F. McHenry, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of the undersigned in AT&T Corp. at the annual meeting of shareowners to be held at the Savannah International Trade & Convention Center, Savannah, Georgia, at 9:30 a.m., local time, on June 11, 2003, and at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished with the proxy card, subject to any directions indicated on the other side of the proxy card. If no directions are given, the proxies will vote for the election of all listed nominees, unless the nomination is withdrawn as described in the proxy statement, and in accord with the directors' recommendations on the other subjects listed on the other side of the proxy card. In the event that any other matter may properly come before the meeting, or any adjournment or postponement thereof, the Proxy Committee is authorized, at their discretion, to vote the matter.

This card also provides voting instructions for shares held in the dividend reinvestment plan and, if registrations are identical, shares held in the various employee stock purchase and savings plans as described in the proxy statement. Your vote for the election of directors may be indicated on the other side of the card. Nominees are: K.T. Derr, D.W. Dorman, M.K. Eickhoff, F.C. Herringer, A.B. Hostetter, Jr., S.A. Jackson, J.C. Madonna, D.F. McHenry, and T.L. White. Please sign on the other side of the card and return it promptly to AT&T Corp., c/o EquiServe, P.O. Box 8563, Edison, NJ 08818-8563. If you do not sign and return a proxy card, vote by telephone or Internet, or attend the annual meeting and vote by ballot, your shares cannot be voted.

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NOTICE OF MEETING
INFORMATION ABOUT THE MEETING AND VOTING
INFORMATION ABOUT OUR BOARD
STOCK OWNERSHIP OF MANAGEMENT AND DIRECTORS
BENEFICIAL OWNERSHIP OF MORE THAN FIVE PERCENT
RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF INDEPENDENT AUDITORS (Item 2 on Proxy Card)
SHAREOWNER PROPOSALS
ADVANCE NOTICE PROCEDURES; NOMINATION OF DIRECTORS
OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS
AT&T COMMON STOCK FIVE-YEAR PERFORMANCE COMPARISON
EXECUTIVE COMPENSATION
AGGREGATED OPTION/STOCK APPRECIATION RIGHTS (SAR) EXERCISES IN 2002 AND YEAR-END VALUES AT&T Corp. Common Stock
LONG-TERM INCENTIVE PLANS – AWARDS IN 2002
OPTION/SAR GRANTS IN 2002
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER INFORMATION
AT&T CORP. AUDIT COMMITTEE CHARTER
NOTICE OF MEETING